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                                                                    EXHIBIT 10.8

                            ILLINOIS RIVER ENERGY, LLC

                                  CONFIDENTIAL

                                   ADDENDUM 1
             SITE SPECIFIC PRE-CONSTRUCTION ENGINEERING SERVICES
                                     PHASE 1

This Addendum 1 ("Addendum"), entered into as of September 23, 2002, is an amendment to the DBIA Document Number 520 -- Standard Form of Preliminary Agreement between Owner and Design-Builder entered into and executed by the parties hereto on June 27, 2002 (the "Preliminary Engineering Agreement").

WHEREAS, Owner and Design Builder desire to make certain modifications and additions to the Preliminary Engineering Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DESIGN-BUILDER'S SERVICES AND RESPONSIBILITIES

   1.1 Design-Builder's responsibilities under Section 2.3 of the Preliminary Engineering Agreement shall include the services described in this
       Section 1 of this Addendum.

   1.2 Design-Builder shall provide responses to the Air Permitting Information Request as provided by Weaver Boos on August 29, 2002 and as attached to this Addendum 1 as Exhibit 1A;

   1.3 Design-Builder shall provide services as outlined by Lurgi PSI on September 9, 2002 and as attached to this Addendum 1 as Exhibit 1B.

2. CONTRACT TIME

   2.1. Commencement - Design-Builder shall commence performance of the services set forth in Section 1 above by September 23, 2002;

   2.2. Completion - Design-Builder shall complete performance of the services set forth in Section 1 above by November 20, 2002.

3. CONTRACT PRICE

   3.1. Design-Builder shall perform the services set forth in Section 1 above for a price not-to-exceed $ 90,000;


                                     -1-
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   3.2. The $ 90,000 fee associated with the services set forth in Section 1 above shall be considered part of the $ 485,000 fee set forth in Section
        6.2 of DBIA Document Number 520 - Standard Form of Preliminary Agreement Between Owner and Design-Builder, as executed on June 27, 2002.

4. PROCEDURE FOR PAYMENT

   4.1. The services set forth in Section 1 above shall be performed on a reimbursable basis, subject to the not-to-exceed contract price set forth in Section 3 above, as proposed by Lurgi PSI on September 9, 2002 and as attached as Exhibit 1B to this Addendum, using Lurgi PSI's Manhour Rate and Reimbursable Cost Schedule, attached as Exhibit 1C to this Addendum;

   4.2. Payment Terms

      4.2.1. $ 35,000 down payment due within (5) days of execution of this Addendum;

      4.2.2. Monthly invoicing as the Work progresses with the down payment credited against the first invoice;

      4.2.3. Net sixty day terms applied to all invoices associated with the services set forth in Section 1 above;

      4.2.4. The $ 90,000 fee associated with the services set forth in Section 1 above shall be considered part of the $ 150,000 down payment set forth in Section 7.2 of DBIA Document Number 520 - Standard Form of Preliminary Agreement Between Owner and Design-Builder, as executed on June 27, 2002.

      4.2.5. The balance of deliverables and the associated schedule of values shall be set forth in a separate addendum (or addenda) to be attached to the Preliminary Engineering Agreement.

      4.2.6. Design-Builder's commencement of services hereunder and Owner's payment of the $90,000 fee shall not constitute the Pre-Construction Release Date, which shall not occur until the payment of the balance of the down payment described in Section 7.2 of the Preliminary Engineering Agreement or such other date as the parties may mutually agree in writing.


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5. OTHER PROVISIONS

   5.1. All other provisions of DBIA Document Number 520 - Standard Form of Preliminary Agreement Between Owner and Design-Builder, as executed on June 27, 2002, shall remain in full force and effect.


ISSUED BY OWNER:                     Illinois River Energy, LLC

By:                                   /s/ Floyd Schultz
                                     ----------------------------------
Printed Name & Title:                 Floyd Schultz, President
                                     ----------------------------------
Date:                                 10-23-02
                                     ----------------------------------


ACCEPTED BY DESIGN-BUILDER:          Lurgi PSI, Inc.

By:                                   /s/ William R. Bellamy
                                     ----------------------------------
Printed Name and Title:               William R. Bellamy, VP-Operations
                                     ----------------------------------
Date:                                 October 24, 2002
                                     ----------------------------------


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                                   EXHIBIT 1A

                              ILLINOIS RIVER ENERGY
                             PROPOSED ETHANOL PLANT
                       AIR PERMITTING INFORMATION REQUEST
                       WEAVER BOOS PROJECT NO. 0996300-01
                               ROCHELLE, ILLINOIS


Owner/Operator:   Illinois River Energy, LLC
Design Engineer:  Lurgi PSI

FACILITY PRODUCTION:

ASSUMPTIONS:
   -  50 million gallon/year (MMgal) of denatured fuel grade ethanol
   - Plant Operation: 365 days per year; 24 hours per day; 8,760 hours per year

NEEDED INFORMATION:
   -  Site Specific Process Flow Diagram
   - Conceptual Site Plan and Facility Layout with Proposed Emission Point Locations
   -  Estimated dried distillers grains w/ solubles (DDGS) production
   - Estimated CO2 gas production (if CO2 recovery/production will be a part of your process)
   - Plant Operating Scenario (assume 8,760 hours per year or will there be necessary shutdowns?)

PROCESS AREA INFORMATION:

1. GRAIN HANDLING AND MILLING

      NEEDED INFORMATION:
         -  Anticipated grain receipts in bushels per year
         -  Assumed grain weight of 56 lbs/bushel
         -  Corn Storage Capacity
                 i.     Low Moisture Corn: estimated in bushels
                ii.     High Moisture Corn Surge Bin: estimated in bushels
               iii. High Moisture Corn Flat Storage (after grain dryer): estimated in bushels
         -  Corn Loading Rate
                 i.     Low Moisture Corn: estimated in bushels per hour
                ii.     High Moisture Corn: estimated in bushels per hour
         -  Number of grain mills with rate estimated in bushels/hr per mill


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         -  Specifications for the Baghouse Systems? Configuration?  Assume 2
            for this process area: one for unloading process and one for milling process
         - Is there a raw grain drying process? If so, what is the heat input (MMBTU/hr?) and VOM emission factor/estimate per bushel dried?

         FOR EACH BAGHOUSE SYSTEM:
         -  What is the PM/PM10 capture efficiency, X% or 100% total enclosure?
         -  What is the exhaust control efficiency (%) of the captured PM/PM10?
         -  Gas flow rate to baghouse (scfm) and temperature
         -  Filtering material and filtering area
         -  Cleaning methods/specifications
         -  Inlet gas temperature

2. MASH COOKING

   NEEDED INFORMATION:
         -  Flash Tank capacity in gallons
         -  Estimated batch time in hours
         -  Exhaust configuration from cooking process.
         -  Exhaust composition/emission factors
         -  Exhaust airflow

3. FERMENTATION

   NEEDED INFORMATION:
         -  Number of batch type tanks?
         -  Fermenter tank capacity in gallons per tank
         -  Beer well capacity in gallons
         -  Anticipated total batch time
         -  Assume CO2 is routed to a high-efficiency scrubber
         - Anticipated CO2 production weight after scrubber in lbs of CO2 gas per bushel (if this will be part of your process)
         - Anticipated CO2 gas annual production in TPY (if this will be part of your process)
         -  Assume emissions from process with be 100% VOM, no PM/PM10
         - Verify scrubber configuration (i.e., is there just one or are there separate CO2 and VOM scrubbers?) and what process areas exhaust to scrubber(s)?
         - Is a portion of this process routed to a thermal oxidizer or other control device?

      FOR EACH SCRUBBER (IF APPLICABLE):
         -  Scrubber packing type, size and height
         -  Scrubbant (water) flow rate
         -  Gas flow rate to scrubber


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         -  Scrubber efficiency (%)
         - What is the uncontrolled VOM emissions rate for scrubber(s) (process design specific engineering estimate)?
         -  What is the VOM control efficiency for each scrubber?
         -  Are there PM emissions enter the exhaust stream?

4. DISTILLATION

      ASSUMPTIONS:
         -  Strips the ethanol from the beer and concentrates to 188 proof.
         -  Production: 199+ proof fuel grade ethanol vapor
         -  Assume emissions are 100% VOM, no PM/PM10

      NEEDED INFORMATION:
         - Is there a scrubber for distillation process? Where is the exhaust routed (i.e., process scrubber, boiler (co-gen), T.O., other?)
         - What is the uncontrolled VOM emissions rate and VOM control efficiency for the scrubber?

5. DDGS DRYING

      NEEDED INFORMATION:
         -  Will there be a co-generation facility?
         - Will drying process be steam driven from a co-generation facility or will it utilize direct combustion?
         -  Will methanator flare be present as a backup only?
         - What is the heat input capacity (MMBTU/hr) for each dryer and number of dryers, if it will utilize direct combustion?
         -  What is DDGS production weight (lb per bushel of corn)?
         -  What is DDGS dryer annual production (tons)?
         - Detailed information concerning the boiler, thermal oxidizer or other control device, which will ultimately control the DDGS drying process.
         -  Anticipated BTU content for exhaust stream to Methanator?
         -  What is the combustion rate for methanator flare?

6. PRODUCT STORAGE AND TRANSPORTATION

      NEEDED INFORMATION - DDGS STORAGE:
         -  What is DDGS storage capacity?
         -  What is the size of loadout pit (bushel)?
         -  What is the loadout rate (Bu/hr)?
         -  Transportation? (e.g. truck and rail)
         -  DDGS loading period?  (e.g. day or night shift)

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         -  Verify exhaust configuration for DDGS loadout - to baghouse and/or cyclone
         - Specifications for the Baghouse Systems? Configuration? Assume 2 for this process area: one for unloading process and one for milling process

      FOR BAGHOUSE SYSTEM:
         -  What is the PM/PM10 capture efficiency, X% or 100% total enclosure?
         -  What is the exhaust control efficiency (%) of the captured PM/PM10?
         -  Gas flow rate to baghouse (scfm) and temperature
         -  Filtering material and filtering area
         -  Cleaning methods/specifications
         -  Inlet gas temperature

      FOR CYCLONE SYSTEM:
         -  Simple or multiple cyclone system?
         -  Number of cyclones if multiple
         -  Sketch of system
         -  Gas flow rate
         -  Efficiency of cyclone

      FOR ETHANOL STORAGE:
         - Specification of tank (e.g. equipped with tank vents and/or floating roofs)
         -  Will tanks be compliant with NSPS 40 CFR 60 Subparts A and Kb
         -  Specify storage systems (size, number, description of tanks)

   NEEDED INFORMATION (FOR EACH TANK):
         -  Dimensions
         -  Annual number of turnovers per tank
         - Number and type of tank connections, valves, fittings, access ports, hatches, gaskets, etc.
         -  Proposed shell and roof color of tanks

   7. PRODUCT LOADING AND FUGITIVE LEAKS

      NEEDED INFORMATION:
         -  Annual production of Ethanol (MMgal)
         -  Annual DDGS production (tons)
         -  CO2 gas production (tons)
         -  How many are valves, pumps in the facility?

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                                 EXHIBIT 1B

September 9, 2002


Mr. Daryl Gillund
Illinois River Energy
1201 South 7th St.
Rochelle, IL  61068

Subject:    Illinois River Energy
            50 MMGPY Corn-to-Ethanol Plant
            Lurgi PSI Proposal No. 62177
            Pre-Engineering Offer

Dear Daryl,

Further to our discussions and recent exchange of e-mails regarding the level of complexity and detail required for the permitting process, as communicated by Weaver Boos, the state is now requiring more information than has typically been required for a minor source permit, in fact the level of detail they are requesting is consistent with a facility that is being permitted as a major source. To support this additional information required (that would typically be completed during the detailed design), we would propose to provide the following services to develop the necessary data to allow the air permitting process to move along as quickly as possible:

   1. Develop detailed design process flow diagrams for:
         a. Grain Handling
         b. Mash Cooking
         c. Fermentation
         d. Distillation, Dehydration, Evaporation
         e. Drying
         f. Misc areas, chemicals and utilities

   2. Detailed manufacture's specifications for all control point equipment (including specification, bid solicitation and selection of technology to be utilized in facility) consisting of design information addressing average and maximum gas stream concentrations, temperature, flow conditions, control efficiencies, for the following equipment:

         a. Grain Handling:
                 i.     Grain Receiving Pit- evaluate dustless design
                ii.     Unloading Conveyor- Baghouse
               iii.     Grain Cleaning - Baghouse
                iv.     Grain Bin Leg Transfer- Baghouse
                 v.     Hammer milling - Baghouse for each mill
         b. DDGS Handling:
                 i.     Internal Operations - building ventilation
                ii.     Loadout - 2 Baghouses

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         c. Thermal Oxidizer w/ DDG Dryer Stack
         d. CO2 Scrubber (fermentation)
         e. Process Scrubber (distillation)
         f. Ethanol Loadout (truck)
         g. Ethanol Storage Tanks (190 & 200 proof)
         h. Denaturant Storage Tank
         i. Denatured Product Storage Tank
         j. Bio-Methanator Flare
         k. Cooling Tower

   3. Generate calculations for fugitive emissions from valves, pumps, etc.

   4. Site work required to support IRE development of site work package.

   5. Three trips of two days for three people to meet to discuss all project and permitting issues

The time required to complete the activities outlined above would require 6-8 weeks; however if we can receive authorization by September 13, 2002 we can have the scope completed by the end of October. As we are all aware, permitting the project lies on the critical path to beginning construction of the project, so the sooner the application is completed the better for the project. Regarding the actual time required to receive the air permit, I believe that Weaver Boos should have a good handle on the actual time required by the state to review the application.

The estimated cost for these services is not to exceed $90,000 with the following clarifications:

   - The scope of services quoted are estimated and that any additional special requirements determined by the Illinois Department of Environment or client's environmental consultant may increase the time required by Lurgi PSI to perform the services which would increase the estimated cost of the pre-engineering phase.

Lurgi PSI would propose that this work be performed on a reimbursable basis, per Lurgi PSI's standard rate schedule, as included with our standard pre-engineering agreement, with payment terms net sixty days (see attached). Per our discussions, we wold require a downpayment of $35,000 due within 5 days of executing our agreement. The pre-engineering fee will be credited to the lump sum EPC contract amount on the first monthly progress payment. The fee includes the first installment of the ICM license fee and commences the transfer of licensed technology to Lurgi PSI.

If there are any questions regarding our proposal, please feel free to call me at (901) 255-6391 to discuss them.

Sincerely,
Lurgi PSI, Inc.
Barry Carroll
Business Development Manager- Ethanol

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                                   EXHIBIT 1C


                                 LURGI PSI, INC.
                 MANHOUR RATE AND REIMBURSABLE COST SCHEDULE
                          EFFECTIVE SEPTEMBER 16, 2002


Lurgi PSI, Inc. executes its contract work for construction and engineering services under a standard reimbursement schedule for manhour expenditures, direct expenses, and in-house services. We invoice all projects in accordance with a standard invoice procedure which includes a separate listing of manhour expenditures, direct expenses, and scheduled expense items. Lurgi PSI, Inc. keeps full and detailed accounts and records in accordance with established accounting procedures. Our records are available to our clients at any time for audit and review.

1.    PERSONNEL COST REIMBURSEMENT SCHEDULE

      All personnel are charged to a project on an hourly basis for actual time spent in direct support of the project. Overtime hours required by Lurgi PSI, Inc. to support a project schedule are invoiced at standard rates without any premium time for overtime. All classifications will be invoiced listing the individuals who have worked on the project and number of hours worked.

2.    COSTS REIMBURSABLE AS DIRECT EXPENSES

      The following items are reimbursed at Lurgi PSI's direct cost without any additional charges for overhead or profit:

      2.1   Travel expense.
      2.2   Living expenses away from our office for any of our personnel.
      2.3   Long distance or toll telephone calls.
      2.4   Telegrams, teletype, express mail, and postage.
      2.5   Any special forms of printing and office supplies.
      2.6   Car mileage at 34 cents per mile.
      2.7   Special client requested legal services.
      2.8   Rent of offices other than Lurgi PSI, Inc. home office.
      2.9   Outside reproduction, blueprint, photographic supplies or services.
      2.10  Additional professional liability insurance beyond that provided in
            Section 7.
      2.11  Broad Form Endorsement CGL insurance for construction activities.

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      2.12  Additional Umbrella Liability insurance and specialized insurance.
      2.13 Losses not covered by insurance maintained to jointly protect Owner and Lurgi PSI, Inc.
      2.14  Permits, licenses, inspections, and other fees.
      2.15  Replacement of work not covered by project insurance.
      2.16  Additional automobile liability insurance.
      2.17  Field personnel costs including:

            o Transportation and travel expenses for husband and wife relocation trips to evaluate housing.

            o Moving expense per field employee for relocation to the job site based on three competitive quotes.

            o Per diem expenses for each day of assignment beginning with two weeks from date of relocation and terminating upon end of assignment. Per diem rates will be calculated in accordance with federal guidelines Publication 1542, Per Diem Rates for Travel within the Continental United
                  States. Should field employees be required for a duration in excess of 12 months a taxable allowance will be negotiated.

            o Moving expenses per field employee for relocation from the job site.

3.    COSTS REIMBURSABLE AS A SCHEDULED EXPENSE ITEM

      The following items are internally produced and billed at the approximate cost per unit (square foot, copy, hour, etc.) to Lurgi PSI, Inc. including materials and machine time utilized:

      3.1   DRAWING REPRODUCTION COSTS

            3.1.1 Bond              $  .17 per sq. ft.
            3.1.2 Vellum                  $1.00 per sq. ft.
            3.1.3 Mylar             $ 1.75 per sq. ft.

      3.2   PHOTOCOPIES             $ .10 per copy

      3.3   CD CREATION             $10.00 each CD

      3.4   FACSIMILE               $2.00 per minute

      3.5   VIDEO CONFERENCING      $2.00 per minute ($120 per hour)

4.    COSTS REIMBURSABLE AS DIRECT EXPENSES PLUS A FEE

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      The following items are expenses which are to be reimbursed at cost plus a fixed fee:

      4.1   Owner Requested Subcontracts

      4.2   Purchased Equipment

      4.3   Rental Equipment

5.    INVOICING

      Normal invoicing procedures call for manhours completed on the project and reimbursable expenses to be billed monthly. The invoice will list all manhour charges and reimbursable expenses against the project to date, both billed and current. Standard invoices will detail the charges to the project and will not contain copies of any receipts or documentation. Sample invoices are available upon request. Documentation for all billable items will be included with standard invoices for a fee of $2.00 per 8 1/2 x 11 sheet.

6.    SCHEDULE REVISIONS

      The rate schedule is subject to yearly revisions during the first billing period containing the first day of September. These adjustments will reflect increased costs due to promotions, merit increases, etc. Any other changes in the Rate Schedule are subject to approval of the Owner.

7.    COSTS ASSOCIATED WITH INSURANCE

      Lurgi PSI, Inc. provides the following level of insurance as standard on all projects without any additional reimbursement under our Standard Agreement for Professional Services:

      7.1   Workman's Compensation Insurance as required by law.

      7.2 Comprehensive General Liability Insurance at limits of $500,000 per occurrence for bodily injury and property damage with a broad form endorsement for property damage, products, completed operations, premises, blanket contractual, independent construction and XCU.

      7.3 Comprehensive Automobile Liability Insurance covering all owned, non-owned, and hired vehicles at limits of $100,000 each person; $300,000 each accident for bodily injuries and $100,000 each accident for property damage.

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      7.4   Umbrella Liability is provided to cover any legal liability that may exceed the underlying limits of insurance coverages. The aggregate limit of the Umbrella liability policy shall be $1 million.

      7.5 Professional liability insurance is provided through self-insurance by Lurgi PSI, Inc. for $100,000 or up to the full value of Lurgi PSI's fee for services to a maximum of $1,000,000, as a standard part of our Professional Services Agreement. Any additional Professional Liability Insurance requested by the Owner will be furnished as a direct reimbursable expense per paragraph 2.0 above.

      7.6 Project Professional Liability, Wrap-up Insurance, or any other additional insurance requested by Owner will be furnished as a direct reimbursable expense per paragraph 2.0 above.

   8.    RATE SCHEDULE BY CLASSIFICATION

         Consolidated Rate Schedule, effective September 16, 2002:

         SENIOR PROJECT ENGINEER/SPECIALIST AND ABOVE         $105
         PROJECT ENGINEER/SPECIALIST                           $99
         PROJECT/AREA COORDINATOR                              $88
         ESTIMATOR                                             $82
         SENIOR ENGINEER/SPECIALIST                            $78
         PROJECT SUPERINTENDENT                                $78
         SENIOR DESIGNER                                       $76
         COST CONTROL                                          $76
         SUPERINTENDENT                                        $76
         SAFETY COORDINATOR                                    $76
         QA/QC COORDINATOR                                     $76
         EQUIP/TOOLS SUPERINTENDENT                            $76
         PURCHASING AGENT/EXPEDITOR                            $68
         ENGINEER/SPECIALIST                                   $68
         STEEL DETAILING                                       $68
         DESIGNER                                              $61
         CADD SPECIALIST                                       $53
         ADMINISTRATIVE COORDINATOR                            $53
         ACCOUNTING                                            $53
         SUPPORT                                               $45

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================================================================================
Design-Build Manual of Practice
Document Number 520

================================================================================

STANDARD FORM OF
PRELIMINARY AGREEMENT
BETWEEN OWNER AND
DESIGN-BUILDER

                         STANDARD FORM AGREEMENT BETWEEN
                            OWNER AND DESIGN-BUILDER

        THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES. CONSULTATION WITH
   AN ATTORNEY IS RECOMMENDED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

================================================================================

This AGREEMENT is made as of the 27th day of June in the year of 2002, by and between the following parties, for services in connection with the Project identified below.

OWNER:
(NAME AND ADDRESS)

Illinois River Energy, LLC
4000 North Division
Morris, Illinois 60450
Ph. (815) 416-0363
Fax (815) 942-6418

DESIGN-BUILDER
(NAME AND ADDRESS)

Lurgi PSI, Inc.
1790 Kirby Parkway, Suite 300
Memphis, TN 38138
Ph. (901) 756-8250
Fax (901) 756-8253

PROJECT
(INCLUDE PROJECT NAME AND LOCATION
AS IT WILL APPEAR IN THE CONTRACT
DOCUMENTS)

Design and construction of a new 50 MMGPY dry mill fuel grade ethanol plant, designed for expansion, to be located in Northern Illinois.

In consideration of the mutual covenants and obligation contained herein, Owner and Design-Builder agree as set forth herein.

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                                    ARTICLE 1
                                     GENERAL

        1.1 BACKGROUND. Owner is a Delaware limited liability company organized with the intention of developing, owning and operating a 50 MMGPY anhydrous denatured dry mill fuel grade ethanol plant, designed for expansion, in Northern Illinois at a site to be selected and provided by Owner. Design-Builder is a Tennessee corporation and is an engineering and construction firm experienced in developing ethanol plants, in providing engineering and design services for ethanol plants, and in constructing ethanol plants. Design-Builder has had preliminary discussions with ICM, Inc. ("ICM") regarding ICM's furnishing and providing process engineering and technology, equipment planning and specifications, distillers grains dryers with a thermal oxydizer, and wastewater treatment equipment in connection with this Project.

        1.2 DUTY TO COOPERATE. Owner and Design-Builder each agree to use commercially reasonable efforts in developing the Project. Owner and Design-Builder commit at all times to cooperate fully with each other, and proceed on the basis of trust and good faith to permit each party to realize the benefits afforded under this Agreement.

        1.3 EXCLUSIVITY. Owner agrees that Design-Builder will design and build the Ethanol Plant if the Project is determined by Owner to be feasible in its discretion, reasonably exercised, and if Owner obtains adequate financing for the Project. During the term of this Agreement, Design Builder agrees that it will not design and build or otherwise assist in the development of a fuel grade ethanol plant within fifty (50) miles of the City of Rochelle in the State of Illinois, other than the Lena, Illinois project.

        1.4 NO OBLIGATION TO PROCEED. Notwithstanding anything herein to the contrary, Design-Builder agrees that Owner is under no obligation to proceed with the Project, and that Owner may cease all or any portion of its activities in connection with the Project at any time, at Owner's sole and absolute discretion. Except as specifically identified in Sections 6.2, 8.7.1B, 8.7.4 and
8.7.10 (as and if applicable) of this Agreement, Owner shall not be liable to Design-Builder or its agents, Subcontractors or their agents and Sub-Subcontractors (including ICM) for any liability, damage, cost, expense, or loss incurred or suffered by Design-Builder or such person as a result of or related to Owner's decision to not go forward with the Project or for services provided to Owner related to the Project.

        1.5 CONTRACT DOCUMENTS. Promptly following Owner's determination that the Project is feasible and that adequate financing for the Project has been or will likely be obtained, Owner and Design-Builder agree to enter into an agreement between Owner and Design Builder to design and construct the Project and complete the Work based on DBIA Document No. 525, STANDARD FORM OF AGREEMENT BETWEEN OWNER AND DESIGN-BUILDER - LUMP SUM (1998 Edition), as modified by the parties by mutual agreement, and attached hereto as EXHIBIT A, with the accompanying General Conditions of Contract based on DBIA Document No. 535, STANDARD FORM OF GENERAL CONDITIONS OF CONTRACT BETWEEN OWNER AND DESIGN-BUILDER (1993 Edition), as modified by the parties by mutual agreement and attached hereto as EXHIBIT B ("General Conditions of Contract"), each in form reasonably acceptable to both Owner and Design Builder, provided that the Contract Documents shall contain the Contract Price, Contract Time, Minimum Project Scope and Specifications, Performance Standards and Guarantees, and other provisions set forth in this Agreement (unless the parties mutually agree to modify such terms).

        1.6 DEFINITIONS. Terms, words and phrases used in this Agreement shall have the meanings given them in the General Conditions of Contract, unless stated otherwise herein.

                                    ARTICLE 2
                 DESIGN-BUILDER'S SERVICES AND RESPONSIBILITIES

        2.1 DESIGN AND CONSTRUCTION OF PROJECT. Design-Builder shall, consistent and in compliance with all applicable laws and with the care and skill that at least equals the professional standards for such services ordinarily used by members of the design, engineering and construction professions under similar conditions and commensurate with the sophistication and size of the Project, perform or furnish all design, engineering, procurement and construction services to design and construct the Project and the entire Work in accordance with the following terms and specifications (collectively the "Owner's Project Criteria"):

        .1 at the Contract Price set forth in Section 6.1 of this Agreement, provided further that, except for those items specifically listed as an Owner Responsibility item on EXHIBIT C attached hereto, Design-Builder is responsible for all items to design and construct the Project and entire Work at the Contract Price;

        .2 in accordance with a schedule and by a date of Substantial Completion of the Project and the entire Work upon which the Contract Price for the Project is based, as required by the Contract Time provisions set forth in Section 5.3 of this Agreement. The definition of Substantial Completion shall be as mutually agreed upon in the Contract Documents, but meaning generally as provided in Section 1.2.11 of EXHIBIT B. Failure to meet the Contract Time provisions will subject Design-Builder to delay damages as provided in either this Agreement or the other Contract Documents;

        .3 using ICM and other reputable technology providers as the process design engineer and process design technology provider, pursuant to a contractual relationship with ICM that provides that the Project and entire Work will be completed in accordance with the provisions of this Agreement including without limitation Article 4, Article 5 and Section 1.4, and Design-Builder shall furnish Owner upon request with redacted copies of its contracts with ICM and other technology providers to confirm compliance with this provision;

        .4 in accordance with the Minimum Project Scope and Specifications set forth on EXHIBIT D attached hereto; provided that Design-Builder will diligently continue to assist Owner in further developing Owner's Project Criteria, shall review and prepare a written evaluation of such criteria, including recommendations to Owner for different and innovative approaches to the design and construction of the Project. The parties shall meet to discuss Design-Builder's written evaluation of Owner's Project Criteria and agree upon what revisions, if any, should be made to such Criteria. These services shall not be deemed to be an Additional Service, provided that a change in scope shall result in an adjustment to the Contract Price and Contract Time as appropriate; and

        .5 the Project and the entire Work shall meet or exceed the Performance Standards and Guarantees criteria set forth on EXHIBIT E attached hereto by the earlier of thirty (30) days from the date of Substantial Completion or thirteen (13) months following the Date of Commencement, unless such dates have been extended in accordance with the terms of this Agreement and the other Contract Documents. Failure to meet the Performance Guarantees will subject Design-Builder to performance damages and other Owner remedies as mutually agreed to in the other Contract Documents.

        2.2 PRE-CLOSING SERVICES. Design-Builder shall, in a timely, diligent and professional manner in accordance with Section 2.1 and free of charge as part of its Contract Price, provide reasonable assistance to Owner in the areas identified in EXHIBIT C for the purpose of meeting the overall project schedule. For example, Design-Builder will assist in the development of a specification for the soil analysis package, assist in the development of scope of environmental permitting agencies, review the soil analysis as prepared by Owner or soil engineer retained by Owner, assist in site analysis and site lay-out, assist in writing and provide technical data and site lay-out for all permits including the air permit. Owner agrees that Owner shall be responsible for all third-party development and consulting costs for those items listed on EXHIBIT C as "Owner's Responsibilities" and for those items listed in Section
3.2 below. Design-Builder shall not have authority to contract with any third party to provide services to the Project or to act on behalf of or to otherwise bind Owner with respect to any services or costs in connection with the Project, without the prior written consent of Owner.

        2.3 SITE SPECIFIC PRE-CONSTRUCTION ENGINEERING SERVICES. In accordance with the Contract Time provision of Section 5.2 of this Agreement, Design-Builder shall in a timely, diligent and professional manner in accordance with Section 2.1 complete the following:

                2.3.1 PROCESS DESIGN SERVICES. Design-Builder shall perform or furnish through its contract with ICM and other technology provider, consistent with applicable state licensing laws, all process design services, including structural, mechanical, civil, and electrical engineering and other design professional services, required to design and construct the Project and the entire Work in accordance with this Agreement.

                2.3.2. SCHEMATIC AND DESIGN DOCUMENTS. Design-Builder shall perform or furnish through its contract with ICM or other technology provider all structural, mechanical, civil, process, and electrical engineering services to prepare Schematic and Design Documents based on Owner's Minimum Project Scope and Specifications, Minimum Performance Standards and Guarantees and other terms set forth in this Agreement. The Schematic and Design Documents shall include design criteria, detail plans, drawings, diagrams and specifications describing the requirements for construction of the Project and the Work in accordance with or pursuant to this Agreement. The parties shall meet to discuss the Schematic and Design Documents and agree upon what revisions, if any, should be made. Design-Builder shall perform such agreed-upon revisions.

                2.3.3. CONSTRUCTION DOCUMENTS. Based on Owner's Project Criteria, the Schematic and Detailed Design Documents as may be revised pursuant to Sections 2.3.2 above, and any other documents upon which the parties may agree, Design-Builder shall prepare Construction Documents based on Owner's Minimum Project Scope and Specifications, Minimum Performance Standards and Guarantees and other terms of this Agreement. The Construction Documents shall include detailed design criteria, drawings, diagrams and specifications describing the requirement for construction of the Project and the Work. The parties shall meet to discuss the Construction Documents and agree upon what revisions, if any, should be made. Design-Builder shall perform such agreed-upon revisions. The Construction Documents shall include all other information reasonably necessary for the parties to enter into the Contract Documents described in Section 1.5 of this Agreement.

                2.3.4 DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT OR IN THE CONTRACT DOCUMENTS, ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR THE PURPOSE INTENDED, ARE EXPRESSLY EXCLUDED. THE LIABILITY OF DESIGN-BUILDER UNDER AND IN CONNECTION WITH THE SITE SPECIFIC PRE-CONSTRUCTION ENGINEERING SERVICES IS LIMITED TO THE CORRECTION OF ANY DEFECTS IN THE ENGINEERING SERVICES OR DOCUMENTS DELIVERED TO OWNER UNDER THIS AGREEMENT, PROVIDED NOTICE OF ANY DEFECTS IS GIVEN TO DESIGN-BUILDER WITHIN 180 DAYS FROM PERFORMANCE OF SUCH SERVICES OR DELIVERY OF SUCH DOCUMENTS.

                                    ARTICLE 3
                      OWNER'S SERVICES AND RESPONSIBILITIES

        3.1 TIMELY PERFORMANCE. Owner shall throughout the performance of this Agreement cooperate with Design-Builder. Owner shall perform its responsibilities, obligations and services, including its reviews and approvals of Design-Builder's submissions, in a timely manner so as not to delay or interfere with Design-Builder's performance of its obligations under this Agreement.

        3.2 OWNER PROVIDED INFORMATION. Owner shall use commercially reasonable efforts to provide, at its own cost and expense, for Design-Builder's information and use the following, all of which Design-Builder is entitled to rely upon in performing its obligations hereunder:

        .1 Surveys describing the property, boundaries, topography and reference points for use during construction, including existing service and utility lines;

        .2 Geotechnical studies describing subsurface conditions, and other surveys describing other latent or concealed physical conditions at the Site;

        .3 Temporary and permanent easements, zoning and other requirements and encumbrances affecting land use, or necessary to permit the proper design and construction of the Project;

        .4      A legal description of the Site;

        .5 To the extent available, as-built and record drawings of any existing structures at the Site; and

        .6 To the extent available, environmental studies, reports and impact statements describing the environmental conditions, including Hazardous Conditions, in existence at the Site. If Owner does not provide the above described environmental studies or reports to Design-Builder, then Design-Builder shall be entitled to a change order as to price and schedule if and to the extent any environmental hazards or other environmental conditions are encountered at the Project site which adversely affect the Work.

                                    ARTICLE 4
                            OWNERSHIP OF WORK PRODUCT

        4.1 WORK PRODUCT. Other than the licensed technology defined in the license agreement that Owner will receive from Design-Builder under Section
4.2.1 below or other proprietary technology or information supplied as part of the Project, all of which shall remain the property of Design-Builder or its Subcontractors, as the case may be, all designs, plans, drawings, specifications, documents, models, photographs (including negatives) electronic data and other work products of Design-Builder, including those prepared by Design-Builder's consultants and Subcontractors and their agents and Sub-Subcontractors, are instruments of service for this Project, whether or not the Project is completed, and shall become the property of Owner along with all copyrights therein upon payment by Owner as required under this Agreement. Design-Builder shall make all necessary arrangements in any contracts it has with Design-Builder's consultants and Subcontractors or others (and shall cause such persons to make such arrangements in any contracts between them and their agents) to provide for such rights of the Owner. The Owner is entitled to possession of such work products upon completion, termination of the Project, or Owner's request, whichever occurs first, provided payment to Design-Builder has been made as required under this Agreement.

        4.2 PROPRIETARY LICENSED TECHNOLOGY. With respect to the licensed technology and all other technology or proprietary information reasonably necessary to operate the Project in accordance with this Agreement, Design - Builder shall make all necessary arrangements in any contracts it has with ICM (or other Subcontractors as applicable) to ensure that:

        .1 Owner will have a royalty-free license to use the licensed technology or other proprietary information for the life of the Project;

        .2 Owner may use all designs, plans, drawings, specifications, documents, models, photographs (including negatives) electronic data and other work products constituting the licensed technology or other proprietary technology of Design-Builder or its Subcontractors, as the case may be, for routine maintenance and "de-bottlenecking" of the Project, without a requirement of utilizing Design-Builder or ICM (or other applicable Subcontractor); and

        .3 Owner shall not be able to utilize the licensed technology for any project or plant other than the Project;

provided that the provisions of this Section 4.2. shall be more particularly provided for in license agreement or agreements mutually acceptable to Owner and Design - Builder and its Subcontractors, as the case may be.

                                    ARTICLE 5
                                  CONTRACT TIME

        5.1 INITIAL COMMENCEMENT DATE. Design-Builder shall commence performance of the services set forth in Section 2.2 of this Agreement promptly following execution of this Agreement by the parties.

        5.2 PRE-CONSTRUCTION RELEASE DATE. Design-Builder shall commence performance of the services set forth in Section 2.3 of this Agreement within five (5) days of Design-Builder's receipt of Owner's written release of the Site Specific Pre-Construction Engineering Services ("Pre-Construction Release Date"), unless the parties mutually agree otherwise in writing. Design-Builder shall complete such services no later than ninety (90) calendar days following the Pre-Construction Release Date, as such date may be extended in accordance with the terms of this Agreement and the other Contract Documents.

        5.3 DATE OF COMMENCEMENT. Design-Builder shall commence construction of the Project and the Work within five (5) days of Design-Builder's receipt of Owner's Notice to Proceed ("Date of Commencement") unless the parties mutually agree otherwise in writing. Design-Builder shall complete construction of the Project and the entire Work and achieve Substantial Completion of the Project and the entire Work no later than thirteen (13) months after the Date of Commencement, as such date may be extended in accordance with the terms of this Agreement and the other Contract Documents. Provided, Design-Builder shall not be obligated to commence construction unless and until Owner is in receipt of binding commitments for the debt and equity capital needed to construct the Project and provide sufficient working capital for the initial start-up of the Project (an executed commitment letter from a lender for the debt financing of the Project shall constitute a binding commitment of debt capital for this purpose). Provided, further, that Design-Builder shall not be obligated to commence construction (and the 13-month maximum construction period shall not start to run) before the end of the 90-day period following the Pre-Construction Release Date.

                                    ARTICLE 6
                                 CONTRACT PRICE

        6.1 CONTRACT PRICE - DESIGN-BUILD LUMP SUM TOTAL. The Contract Price for design and construction of the Project and the entire Work is a fixed lump sum amount of Fifty Three Million Five Hundred Thousand Dollars
($53,500,000.00), as may be adjusted in accordance with the terms of this Agreement and the other Contract Documents.

        6.2 CONTRACT PRICE - SITE SPECIFIC PRE-CONSTRUCTION ENGINEERING SERVICES. The Contract Price - Site Specific Pre-Construction Engineering Services described in Section 2.3 hereof is as set forth below, provided that the Contract Price - Site Specific Pre-Construction Engineering Services shall be applied as a credit against the Contract Price - Design Build Lump Sum Total in
Section 6.1 if the Project reaches financial closing:

        $485,000 - WITH A SCHEDULE OF VALUES AND DELIVERABLES OVER THE 90-DAY PERIOD TO BE MUTUALLY AGREED UPON AND ATTACHED AS AN ADDENDUM HERETO.

        6.3     SCOPE OF CONTRACT PRICE. The Contract Price identified in
Section 6.1 above shall be the full compensation due Design-Builder for the performance of all services set forth in or provided pursuant to this Agreement, but shall be deemed to exclude all the sales, use, consumer and other taxes mandated by applicable Legal Requirements, which taxes shall be the responsibility of the Owner. The Contract Price shall be adjusted to reflect any Additional Services agreed upon by the parties after execution of this Agreement.

                                    ARTICLE 7
                              PROCEDURE FOR PAYMENT

        7.1 CONTRACT PRICE. Design-Builder and Owner specifically confirm their agreement (without creating any negative implication for any such provision not so specifically confirmed) of the procedure for payment outlined in EXHIBIT A for the Contract Price, except as may be mutually modified by the parties.

        7.2 SITE SPECIFIC PRE-CONSTRUCTION ENGINEERING SERVICES. Design-Builder and Owner agree upon the following method for partial and final payment to Design-Builder for the Site Specific Pre-Construction Engineering
Services:

        $150,000 TO BE PAID ON THE PRE-CONSTRUCTION RELEASE DATE, WITH THE BALANCE TO BE PAID UPON COMPLETION OF THE DELIVERABLES IN ACCORDANCE WITH THE SCHEDULE OF VALUES TO BE ATTACHED HERETO AS AN ADDENDUM, PAYMENT TERMS NET 10 DAYS FROM THE DATE OF INVOICE.

                7.2.1 INTEREST ON PRE-CONSTRUCTION ENGINEERING SERVICES. Payments due and unpaid by Owner to Design-Builder shall bear interest commencing thirty (30) days after payment is due at the rate of prime rate of interest (as published in the Wall Street Journal on the due date) plus 1.5%.

        7.3 PAYMENT WARRANTIES. Design - Builder warrants that title to all Work covered by an Application for Payment will pass to Owner no later than the time of payment. Design - Builder further warrants that upon submittal of an Application for payment all Work for which payments have been received from Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of Design - Builder or any other person or entity performing construction or furnishing materials or equipment or services relating to the Work.

                                    ARTICLE 8
                                OTHER PROVISIONS

        8.1 DISPUTE RESOLUTION. The parties agree that any claim, dispute or controversy arising out of or relating to this Agreement or the breach thereof or the performance or non-performance of the Work shall first be submitted to non-binding mediation administered by the American Arbitration Association ("AAA") pursuant to the Construction Industry Mediation Rules then in effect. Any claim, dispute, or controversy arising out of or relating to this Agreement or the breach thereof which has not been resolved by mediation shall be submitted to binding arbitration administered by the AAA pursuant to the Construction Industry Arbitration Rules then in effect. The decision of the arbitration tribunal shall be final and binding upon the parties and judgment upon the award rendered may be entered by either party and enforced in any court having competent jurisdiction. The arbitrator(s) shall be proscribed from awarding damages not permitted by or in excess of those permitted under this Agreement. The parties shall share the procedural costs of the arbitration equally unless the arbitrator(s) decide otherwise. Each party shall pay its own attorney's fees and costs incurred by it relating to the arbitration.

        8.2 ASSIGNMENT. Neither Design-Builder nor Owner shall without the written consent of the other party assign, transfer, or sublet any portion or part of its obligations under this Agreement, except that Owner at its sole discretion may assign this Agreement to lenders to or purchasers of the Project without the consent or permission of Design-Builder. Notwithstanding the foregoing, this Agreement may not be assigned to any competitor of the Design-Builder.

        8.3 GOVERNING LAW. This Agreement shall be governed by the laws of the place of the Project, without giving effect to its conflict of law principles.

        8.4 SEVERABILITY. If any provision or any part of a provision of this Agreement shall be finally determined to be superseded, invalid, illegal, or otherwise unenforceable pursuant to applicable laws by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality, or enforceability of the remaining provisions or parts of the provision of this Agreement, which shall remain in full force and effect as if the unenforceable provision or part was deleted.

        8.5 AMENDMENTS. This Agreement may not be changed, altered, or amended in any way except in writing signed by a duly authorized representative of both parties.

        8.6 ENTIRE AGREEMENT. This Agreement forms the entire agreement between Owner and Design-Builder. No oral representations or other agreements have been made by the parties except as specifically stated in this Agreement.

        8.7     OTHER PROVISIONS. Other provisions, if any, are as follows:

                8.7.1.A INDEMNIFICATION BY DESIGN-BUILDER. To the fullest extent permitted under this Agreement, except to the extent caused by the uncured failure of the Owner to make payment when required by the Contract Documents, the Design-Builder shall indemnify and defend the Owner, its officers, directors, assigns, lenders, agents, and employees from any claims, liens, charges (including reasonable attorneys' fees) or encumbrances (including but not limited to mechanic's and materialmen's liens or bond claims) arising out of or in connection with the negligent acts or omissions in the performance of the Work by the Design-Builder and its Subcontractors, except for any claim arising solely from the gross negligence or intentional misconduct of Owner. Upon request of the Owner, the Design-Builder shall within 60 days remove by payment or bonding any liens filed against the Owner or its property as a result of the actions or omissions of the Design-Builder. If the Design-Builder fails to do so, the Owner is authorized by the Design-Builder to remove or satisfy any such liens, and the Design-Builder shall pay to the Owner all costs and damages incurred by the Owner to do so, including attorneys' fees. The Design-Builder is not required to insure over the indemnity obligations to the extent such obligations are imposed in this Subparagraph 8.7.1.

                8.7.1.B INDEMNIFICATION BY OWNER. To the fullest extent permitted under this Agreement, the Owner shall indemnify and defend the Design-Builder, its officers, directors, assigns, agents, and employees from any claims, liens, charges (including reasonable attorneys' fees) or encumbrances (including but not limited to mechanic's and materialmen's liens or bond claims) arising out of or in connection with the negligent acts or omissions of the Owner in connection with the Project, except for any claim arising solely from the gross negligence or intentional misconduct of Design-Builder.

                8.7.2 ACCESS TO BOOKS AND RECORDS. The Owner shall have the right, upon reasonable notice and at regular business hours, to inspect and copy the books and records (however kept) of the Design-Builder for verification of Work done on a non-fixed price basis and, with respect to Work done on a fixed-price basis, such non-cost books and records reasonably requested by Owner for a proper purpose related to the Project. The Design-Builder shall keep books and records adequate to support its costs and charges to Owner, if any, on a non-fixed price basis, to comply with generally accepted accounting principles, and to evidence compliance with this Agreement. At the Owner's reasonable request, the Design-Builder shall promptly provide evidence satisfactory to the Owner of the Design-Builder's compliance with the Contract Documents.

                8.7.3   [INTENTIONALLY OMITTED]

                8.7.4 TERMINATION. This Agreement may be terminated by the Owner with or without cause upon at least thirty (30) days written notice to the Design-Builder. In the event that an attempted termination by Owner under paragraph 8.7.4 is found to be improper, the termination shall be deemed a termination for convenience. In the event of a termination pursuant to this paragraph prior to the Pre-Construction Release Date, Owner shall not be liable to Design - Builder for any services provided to Owner under this Agreement. Provided, however, that if Owner has available cash remaining from its initial seed money funding in an amount sufficient to pay Design - Builder for services provided to Owner under Section 2.2 (and no representation or warranty that any such funds will be available is hereby made), Owner shall pay Design - Builder for such services on a reasonable time and materials basis. In the event of a termination following the Pre-Construction Release Date but prior to the Date of Commencement, Owner shall be liable to Design-Builder only for the Site Specific Pre-Closing Engineering Services completed prior to the Design-Builder's receipt of the notice of termination, in amount equal to the percentage of completion for such services as calculated based on the Schedule of Values to be attached hereto as an addendum pursuant to Section 6.2 hereof. In no event shall Owner be liable to Design-Builder for profit or overhead on Work not completed or on the Contract Price - Lump Sum total.

                8.7.5 SEC REGISTRATION STATEMENT. Design-Builder acknowledges and agrees that Owner intends to file a registration statement with the United States Securities and Exchange Commission ("SEC") and certain state securities commissions, to register its securities under the

Securities Act of 1933, as amended. Further, if Owner reaches financial closing, Owner will be required to register and submit various filings under the Securities Exchange Act of 1934, as amended. Pursuant to these registrations, Owner will be required to file a copy of certain agreements it has entered into, including this Agreement, which will become available to the public upon filing. Design-Builder agrees and consents to such filings, and agrees to advise its agents, Subcontractors and their agents and Sub-subcontractors (or cause them to be so advised) of such filings. Notwithstanding the foregoing, Owner agrees to take commercially reasonable efforts to seek confidential treatment for such provisions of this Agreement as Owner and Design-Builder reasonably agree may be entitled to such treatment. Design-Builder acknowledges that confidential treatment may not be available for certain provisions of this Agreement, for transactions between related parties, as defined in the Securities Act of 1933, as amended, or may be denied by the SEC, but Owner shall promptly notify Design-Builder if such confidential treatment is denied or is otherwise not available and shall reasonably cooperate with Design-Builder's own efforts, if any, to seek confidential treatment of such information.

                8.7.6 INSURANCE. Design-Builder shall maintain the insurance coverages listed in EXHIBITS A and B at no less than $1,000,000 during the performance of the services required by Sections 2.2 and 2.3 of this Agreement, and such insurance policies shall not be cancelled or materially changed without thirty (30) days' notice to Owner. Prior to any Work to be performed at the Project site, Owner shall obtain and maintain Builder's Risk Insurance to cover the loss of property incident to the Work, naming Owner, Design-Builder and Subcontractors as co-insured. At least fifteen (15) days' prior to any Work to be Performed at the Project site, Owner shall provide Design-Builder with a copy of the Builder's Risk Insurance policy. All the insurance policies required under this Agreement shall include a waiver of subrogation in favor of Owner and Design-Builder, except where barred by applicable law, irrespective of fault or negligence of any co-insured.

                8.7.7. COMPLETENESS OF PRELIMINARY ENGINEERING. Except as expressly provided in this Agreement, Design-Builder undertakes no liability under this Agreement for the completeness, correctness or sufficiency for any purpose of the preliminary engineering prepared by Design-Builder. Except as expressly provided in this Agreement, all warranties, guarantees and liabilities of Design-Builder with respect to or in connection with the preliminary engineering provided by Design-Builder under this Agreement shall come into existence only upon the Contract Documents having become effective and then shall be limited as agreed therein.

                8.7.8 EXCLUSION OF CONSEQUENTIAL DAMAGES. Notwithstanding any other provision of this Agreement, neither party shall have any liability whatsoever to the other for loss of production, loss of income, loss of profit, loss caused by plant shutdown, delayed opening, business interruption or other delay or for any other special, indirect, incidental or consequential loss or damage, or for any exemplary or punitive damages. The limitations on and exclusions of damages set forth in this Agreement shall apply under any theory of law including breach of contract or warranty, tort (including negligence of any nature, whether sole or concurrent), strict liability or otherwise.

                8.7.9 OVERALL LIMIT OF LIABILITY. The cumulative maximum liability of Design-Builder with respect to claims and costs arising out of or incurred in connection with this Agreement or arising out of the performance or non-performance of the services hereunder, whether based on contract, warranty, tort (including negligence of any nature, whether sole or concurrent), strict liability or otherwise, shall not exceed in the aggregate an amount equal to twenty percent (20%) of the total fees paid to Design - Builder under this Agreement. In addition to all other liabilities, specifically included in the aggregate liability of Design - Builder are liabilities for indemnities hereunder and warranties hereunder. The parties agree that this overall limit of liability applies to the services provided pursuant to Sections 2.2 and 2.3 hereof, but shall not apply to the design and construction of the Project and the entire Work pursuant to the terms of EXHIBITS A and B as mutually modified by the parties and the other Contract Documents entered into pursuant hereto, which other Contract Documents shall contain such overall limit of liability provisions as mutually acceptable to the parties.

                8.7.10  CONFIDENTIALITY.

                        8.7.10.1 Each party, for itself and its respective employees, agents and representatives, agrees to hold in strict confidence and not to disclose to any third party except as permitted hereunder, and shall not use for any purpose other than in connection with the activities contemplated by this Agreement, any confidential or proprietary information of the other party or its affiliates ("Confidential Information") disclosed to or acquired by the receiving party after the date of this Agreement. Confidential Information may include, but is not limited to, business information, information concerning plant and equipment designs, flow sheets, drawings, processing equipment and requirements, processing conditions, reactants, ingredients, raw materials, material balances, intermediate and processed product or by-product and other matters generally pertaining to the disclosing party's products and processes. Confidential Information shall also include confidential and proprietary information of any Subcontractor of the disclosing party (such as ICM or other technology provider for the Project with respect to the Design - Builder). The receiving party will limit access to the disclosing party's Confidential Information to those of the receiving party's employees, agents, representatives, consultants, prospective investors and/or lenders for the Project, who need to have such information for the purposes contemplated by this Agreement. The receiving party will inform such persons of the obligations of the receiving party hereunder and will require such persons to assume obligations of confidence and restricted use consistent with those set forth herein.

                        8.7.10.2 Each party's obligations of confidentiality and restricted use shall not apply to information which: (a) is at the time of the disclosure by the disclosing party in the public domain or becomes part of the public domain by publication or otherwise through no fault of receiving party and its employees, agents and representatives; (b) at the time of the disclosure was in the possession of the receiving party as shown by receiving party's written records and was obtained from a source other than the disclosing party on a non-confidential basis by a third party entitled to disclose it to the receiving party, provided that the receiving party uses its best efforts to identify Confidential Information that may be offered by such third party and inform the other party thereof; or (c) is permitted by the disclosing party to be disclosed or used by the receiving party provided such permission is first obtained in writing from an officer of the disclosing party. The receiving party shall not be relieved of its obligations of confidentiality because Confidential Information is embraced by more general information that falls within any one or more of the foregoing exclusions, nor shall any combination of items of Confidential Information be deemed to be within the exclusions merely because individual items of information are within the exclusions.

                8.7.11 APPROVAL OF PROJECT. Owner acknowledges that, other than the obligations being assumed by Design-Builder under this Agreement, Design-Builder shall not be authorized to proceed with the Project or to enter into any other Contract Documents until first obtaining the authorization of Lurgi AG.

                8.7.12 CONFLICTS. In the event of any conflict between the terms of this Agreement and any of the Exhibits, the terms of this Agreement shall govern.

                8.7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each fully-executed counterpart shall be deemed an original. Facsimile signatures will be accepted for purposes of execution of this Agreement.

In executing this Agreement, Owner and Design-Builder each represents that it has the necessary financial resources to fulfill its obligations under this Agreement, and each has the necessary corporate approvals to execute this Agreement, and perform the services described herein. Design-Builder represents that it has the skill and experience necessary to fulfill its obligations under this Agreement and that the representations about the Design-Builder in Design-Builder's response to the request for proposals remain true and accurate.


OWNER:                                    DESIGN-BUILDER:


   Illinois River Energy, LLC                Lurgi PSI
----------------------------------        --------------------------------------
(NAME OF OWNER)                           (NAME OF DESIGN-BUILDER)

   /s/ Floyd Schultz                         /s/ J. Larry Robertson
----------------------------------        --------------------------------------
(SIGNATURE)                               (SIGNATURE)

   Floyd Schultz                          J. Larry Robertson
----------------------------------        --------------------------------------
(PRINTED NAME)                            (PRINTED NAME)

   President                                 CEO
----------------------------------        --------------------------------------
(TITLE)                                   (TITLE)

Date:    July 1, 2002                     Date:    June 27, 2002
      ----------------------------              --------------------------------

LIST OF EXHIBITS:

Exhibit A - Form of Agreement (DBIA Form 525), as Modified
Exhibit B - General Conditions (DBIA Form 535), as Modified
Exhibit C - Project Responsibility Matrix
Exhibit D - Minimum Project Scope and Specifications
Exhibit E - Performance Standards and Guarantees

                                    EXHIBIT A
              FORM OF AGREEMENT (DBIA FORM 525, AS MODIFIED)

================================================================================
Design-Build Manual of Practice
Document Number 525
================================================================================

STANDARD FORM OF
AGREEMENT BETWEEN OWNER
AND DESIGN-BUILDER -
LUMP SUM






================================================================================
First Edition, October 1998
Design-Build Institute of America
Washington, D.C.

                         STANDARD FORM AGREEMENT BETWEEN
                   OWNER AND DESIGN-BUILDER - LUMP SUM

    THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES. CONSULTATION WITH
  AN ATTORNEY IS RECOMMENDED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

================================================================================

This AGREEMENT is made as of the _____ day of __________ in the year of ______, by and between the following parties, for services in connection with the Project identified below.

OWNER:
(NAME AND ADDRESS)

Illinois River Energy, LLC
4000 North Division
Morris, Illinois 60450


DESIGN-BUILDER:
(NAME AND ADDRESS)

Lurgi PSI, Inc.


PROJECT:
(INCLUDE PROJECT NAME AND LOCATION
AS IT WILL APPEAR IN THE CONTRACT
DOCUMENTS)

Design and construction of a new 50 MMGPY dry mill fuel grade ethanol plant, designed to expand to 100 MMGPY, to be located in ________________, Illinois.

In consideration of the mutual covenants and obligation contained herein, Owner and Design-Builder agree as set forth herein.

                                    ARTICLE 1
                                  SCOPE OF WORK

      1.1 Design-Builder shall perform all design and construction services, and provide all material, equipment, tools and labor, necessary to complete the Work described in and reasonably inferable from the Contract Documents.

                                    ARTICLE 2
                               CONTRACT DOCUMENTS

      2.1   The Contract Documents are comprised of the following:

            .1    All written modifications, amendments and change orders to this Agreement issued in accordance with DBIA Document No. 535, Standard Form of General Conditions of Contract Between Owner and Design-Builder (1998 Edition) ("General Conditions of Contract") as modified for this Project;

            .2    This Agreement, including all exhibits and
      attachments, executed by Owner and Design-Builder;

            .3    Written Supplementary Conditions, if any, to the
      General Conditions of Contract;

            .4    The General Conditions of Contract, DBIA Document No.
      535, STANDARD FORM OF GENERAL CONDITIONS OF CONTRACT BETWEEN OWNER AND DESIGN-BUILDER (1998 Edition) ("General Conditions of
      Contract") as modified for this Project;

            .5    DBIA Document No. 520 as signed by the Parties,
      attached as Exhibit 3.;

            .6    Construction Documents prepared and approved in
      accordance with Section 2.4 of the General Conditions of Contract .

            .7    The following other documents, if any: (IDENTIFY, FOR EXAMPLE,
      UNIT PRICE SCHEDULES, DESIGN-BUILDER'S ALLOWANCES, PERFORMANCE STANDARD REQUIREMENTS, OWNER'S PERMIT LIST AND ANY OTHER DOCUMENTS OWNER AND DESIGN-BUILDER ELECT TO MAKE A CONTRACT DOCUMENT) .

                                    ARTICLE 3
                            INTERPRETATION AND INTENT

      3.1 The Contract Documents are intended to permit the parties to complete the Work and all obligations required by the Contract Documents within the Contract Time(s) for the Contract Price. The Contract Documents are intended to be complementary and interpreted in harmony so as to avoid conflict, with words and phrases interpreted consistent with construction and design industry standards. In the event of any inconsistency, conflict, or ambiguity between or among the Contract Documents, the Contract Documents shall take precedence in the order in which they are listed in Section 2.1 hereof.

      3.2 Terms, words and phrases used in the Contract Documents, including this Agreement, shall have the meanings given them in the General Conditions of Contract.

      3.3 The Contract Documents form the entire agreement between Owner and Design-Builder and by incorporation herein are as fully binding on the parties as if repeated herein. No oral representations or other agreements have been made by the parties except as specifically stated in the Contract Documents. Nothing in this Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design-Builder.

                                    ARTICLE 4
                            OWNERSHIP OF WORK PRODUCT

      4.1 WORK PRODUCT. All designs, drawings, specifications, documents, models, photographs (including negatives) electronic data and other work products of the ____________________ Design-Builder, including those prepared by the Design-Builder's consultants and Subcontractors are instruments of service for this Project, whether or not the Project is completed, and are the property of the Owner along with all copyrights therein. The
Design-Builder shall make all necessary arrangements in any contracts it has with the Design-Builder's consultants and Subcontractors or others to provide for such rights of the Owner. The Owner is entitled to possession of such work products upon completion, termination of the Project, or Owner's request, whichever occurs first. The ____________________ Design-Builder shall _________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
be required to provide all such instruments of service, including computer design electronic data to the Owner upon request. The Design-Builder shall be entitled to retain copies of all of such work product and to reuse individual details in subsequent work. Reuse by the Owner of any of such instruments of service on extensions of this Project or on any other Project without the written permission of the Design-Builder shall be at the Owner's sole risk and without liability or legal expense to the Design-Builder.

                                    ARTICLE 5
                                  CONTRACT TIME

      5.1 DATE OF COMMENCEMENT. The Work shall commence within five (5) days of Design-Builder's receipt of Owner's Notice to Proceed ("Date of Commencement") unless the parties mutually agree otherwise in writing.

      5.2   SUBSTANTIAL COMPLETION AND FINAL COMPLETION

      5.2.1 Substantial Completion of the entire Work shall be achieved no later than sixteen (16) months after the Date of Commencement ("Scheduled Substantial Completion Date").

      5.2.2 Interim milestones and/or Substantial Completion of identified portions of the Work shall be achieved as follows: INSERT ANY INTERIM MILESTONES FOR PORTIONS OF THE WORK WITH DIFFERENT SCHEDULED DATES FOR SUBSTANTIAL COMPLETION)

See Schedule contained in Exhibit 4.

      5.2.3 Final Completion of the Work or identified portions of the Work shall be achieved as expeditiously as reasonably practicable.

      5.2.4 All of the dates set forth in this Article 5 ("Contract Time(s)") shall be subject to adjustment in accordance with the General Conditions of Contract.

      5.3 TIME IS OF THE ESSENCE. Owner and Design-Builder mutually agree that time is of the essence.

      5.4 LIQUIDATED DAMAGES. Design-Builder understands that if Substantial Completion or Interim Milestones and/or Substantial Completion of identified portions of the Work are not attained by the Scheduled Substantial Completion Date or applicable Interim Milestone Date, respectively), Owner will suffer damages which are difficult to specify accurately and ascertain. Design-Builder agrees that if Substantial Completion is not attained by the Scheduled Substantial Completion Date (the "LD Date"), Designer-Builder shall pay Owner _____________ Dollars ($____) as liquidated damages for each day that Substantial Completion extends beyond the LD Date (the "Delay Liquidated Damages"). The Delay Liquidated Damages provided herein shall be in lieu of all liability for any and all extra costs, losses, expenses, claims, penalties and any other damages, whether special or consequential, and of whatsoever nature incurred by Owner which are occasioned by any delay in achieving Substantial Completion. (IF LIQUIDATED DAMAGES ARE APPLICABLE TO ANY DATES SET FORTH IN SECTION 5.2.2 HEREOF, THIS SECTION 5.4 WILL NEED TO BE MODIFIED ACCORDINGLY)

      5.4.1 Owner and Design-Builder agree that if the Project does not perform as well as required by Owner Performance Requirements (set forth in Exhibit 2), the Owner will suffer damages which are difficult to specify accurately and ascertain. Design-Builder agrees that if performance tests (the "Performance Tests") contained forth in Exhibit 3 do not produce results required by Exhibit 3, then Design-Builder shall pay Owner liquidated damages calculated as set forth on Exhibit. 4 (the "Performance Liquidated Damages").

      5.5 EARLY COMPLETION BONUS. If Substantial Completion is attained on or before ______ days before the Scheduled Substantial Completion Date (the "Bonus Date"), Owner shall pay Design-Builder at the time of Final Payment under Section 7.3 hereof an early completion bonus of ________ Dollars ($____) for each day that Substantial Completion is attained earlier than the Bonus Date. (IF AN EARLY COMPLETION BONUS IS APPLICABLE TO ANY DATES SET FORTH IN SECTION 5.2.2 HEREOF, THIS SECTION 5.5 WILL NEED TO BE MODIFIED ACCORDINGLY)

                                    ARTICLE 6
                                 CONTRACT PRICE

      6.1   CONTRACT PRICE. Owner shall pay Design-Builder in accordance with
Article 6 of the General Conditions of Contract the sum of ____________ Dollars ($____) ("Contract Price"), subject to adjustments made in accordance with the General Conditions of Contract. Unless otherwise provided in the Contract Documents, the Contract Price is deemed to include all sales, use, consumer and other taxes mandated by applicable Legal Requirements.

      6.2 MARKUPS FOR CHANGES. If the Contract Price requires an adjustment due to changes in the Work, and the cost of such changes is determined under Sections 9.4.1.3 or 9.4.1.4 of the General Conditions of Contract, the following markups shall be allowed on such changes: (INSERT APPLICABLE MARKUPS)

                                    ARTICLE 7
                              PROCEDURE FOR PAYMENT

      7.1   PROGRESS PAYMENTS

      7.1.1 Design-Builder shall submit to Owner on the _______ (____) day of each month, beginning with the first month after the Date of Commencement, Design-Builder's Application for Payment in accordance with Article 6 of the General Conditions of Contract.

      7.1.2 Owner shall make payment within ten (10) days after Owner's receipt of each properly submitted and accurate Application for Payment in accordance with Article 6 of the General Conditions of Contract, but in each case less the total of payments previously made, and less amounts properly withheld under Section 6.3 of the General Conditions of Contract.

      7.2   RETAINAGE ON PROGRESS PAYMENTS

      7.2.1 Owner will retain ten percent (10%)of each Application for Payment provided. Owner will also reasonably consider reducing retainage for Subcontractors completing their work early in the Project.

      7.2.2 Upon Substantial Completion of the entire Work or, if applicable, any portion of the Work, pursuant to Section 6.6 of the General Conditions of Contract, Owner shall release to Design-Builder enough of retained amounts relating, as applicable, to the entire Work or completed portion of the Work to reduce retention to 5% for such Work plus an amount equal to 150% of the reasonable value of all remaining or incomplete items of Work as noted in the Certificate of Substantial Completion, AS DETERMINED BY OWNER.

      7.3 FINAL PAYMENT. Design-Builder shall submit its Final Application for Payment to Owner in accordance with Section 6.7 of the General Conditions of Contract. Owner shall make payment on Design-Builder's properly submitted and accurate Final Application for Payment within thirty (30) days after Owner's receipt of the Final Application for Payment, provided that Design-Builder has satisfied the requirements for final payment set forth in
Section 6.7.2 of the General Conditions of Contract.

      7.4 INTEREST. Payments due and unpaid by Owner to Design-Builder, whether progress payments or final payment, shall bear interest commencing thirty (30)days after payment is due at the rate of prime plus 1%.

      7.5 RECORD KEEPING AND FINANCE CONTROLS. With respect to changes in the Work performed on a cost basis by Design-Builder pursuant to the Contract Documents, Design-Builder shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management, using accounting and control systems in accordance with generally accepted accounting principles and as may be provided in the Contract Documents. During the performance of the Work and for a period of three (3) years after Final Payment, Owner and Owner's accountants shall be afforded access from time to time, upon reasonable notice, to Design-Builder's records, books, correspondence, receipts, subcontracts, purchase orders, vouchers, memoranda and other data to verify costs, payments to consultants, Subcontractors, and suppliers, and compliance with the Contract Documents, all of which Design-Builder shall preserve for a period of three (3) years after Final Payment.

                                    ARTICLE 8
                           TERMINATION FOR CONVENIENCE

      8.1 Upon written notice to Design-Builder, Owner may, for its convenience and without cause, elect to terminate this Agreement. In such event, Owner shall pay Design-Builder for the following:

            .1    all Work executed;

            .2    the reasonable and documented costs and expenses attributable to such termination, including demobilization costs and amounts due in settlement of terminated contracts with Subcontractors and Design Consultants; and

            .3    ____________________________________________________________
      ________________________________________________________________________
      ________________________________________________________________________
      ________________________________________________________________________
      overhead and profit in the amount of ____ percent (____%) on the sum of items .1 and .2 above.


      8.2 In no event shall Owner be liable to Design-Builder for profit or overhead on Work not executed.

       8.3 A termination by Owner for cause which is determined to be improper shall be deemed to be a termination under this Article 8.

        (THE FOLLOWING ARTICLE 9 SHOULD ONLY BE USED IF THE OWNER AND
          DESIGN-BUILDER AGREE TO ESTABLISH THEIR RESPECTIVE
       REPRESENTATIVES AT THE TIME THE AGREEMENT IS EXECUTED RATHER
               THAN DURING THE PERFORMANCE OF THE PROJECT)

                                    ARTICLE 9
                         REPRESENTATIVES OF THE PARTIES

      9.1   OWNER'S REPRESENTATIVES

      9.1.1 Owner designates the individual listed below as its Senior Representative ("Owner's Senior Representative"), which individual has the authority and responsibility for avoiding and resolving disputes under Section
10.2.3 of the General Conditions of Contract: (IDENTIFY INDIVIDUAL'S NAME, TITLE, ADDRESS AND TELEPHONE NUMBERS)

      9.1.2 Owner designates the individual listed below as its Owner's Representative, which individual has the authority and responsibility set forth in Section 3.4 of the General Conditions of Contract: (IDENTIFY INDIVIDUAL'S NAME, TITLE, ADDRESS AND TELEPHONE NUMBERS)

      9.2   DESIGN-BUILDER'S REPRESENTATIVES

      9.2.1 Design-Builder designates the individual listed below as its Senior Representative ("Design-Builder's Senior Representative"), which individual has the authority and responsibility for avoiding and resolving disputes under
Section 10.2.3 of the General Conditions of Contract: (IDENTIFY INDIVIDUAL'S NAME, TITLE, ADDRESS AND TELEPHONE
NUMBERS)

      9.2.2 Design-Builder designates the individual listed below as its Design-Builder's Representative, which individual has the authority and responsibility set forth in Section 2.1.1 of the General Conditions of Contract:
(IDENTIFY INDIVIDUAL'S NAME, TITLE, ADDRESS AND TELEPHONE NUMBERS)

                                   ARTICLE 10
                               BONDS AND INSURANCE

      10.1   INSURANCE. Design-Builder shall procure in accordance with
Article 5 of the General Conditions of Contract the following insurance coverages: (ATTACH INSURANCE SCHEDULE INDICATING THE REQUIRED COVERAGE, AMOUNT OF REQUIRED COVERAGE, DURATION OF COVERAGE, REQUIRED RATING OF INSURANCE CARRIERS AND ANY OTHER INSURANCE REQUIREMENTS REQUIRED OF THE PARTIES)

      10.2 BONDS AND OTHER PERFORMANCE SECURITY. Design-Builder shall provide the following performance bond and labor and material payment bond or other performance security: (INSERT THE AMOUNT OF BONDS AND ANY OTHER CONDITIONS OF THE BONDS OR OTHER SECURITY)

                                   ARTICLE 11
                                OTHER PROVISIONS

      11.1  Other provisions, if any, are as follows: (INSERT ANY
ADDITIONAL PROVISIONS)

      11.0.2      Owner has the responsibilities listed in the Exhibit 6.


      11.0.3      The following exhibits are incorporated into this
Agreement:

                  Exhibit 1 - Schedule
                  Exhibit 2 - Owner's Performance Requirements
                  Exhibit 3 - Performance Tests
                  Exhibit 4 - Performance Liquidated Damages
                  Exhibit 5 - DBIA Document No. 520
                  Exhibit 6 - Owner's Responsibilities

In executing this Agreement, Owner and Design-Builder each represents that it has the necessary financial resources to fulfill its obligations under this Agreement, and each has the necessary corporate approvals to execute this Agreement, and perform the services described herein.



OWNER:                                   DESIGN-BUILDER:


----------------------------------       --------------------------------------
(NAME OF OWNER)                          (NAME OF DESIGN-BUILDER)


----------------------------------       --------------------------------------
(SIGNATURE)                              (SIGNATURE)


----------------------------------       --------------------------------------
(PRINTED NAME)                           (PRINTED NAME)

----------------------------------       --------------------------------------
(TITLE)                                  (TITLE)

Date:                                     Date:
     -----------------------------              -------------------------------

                                    EXHIBIT 1

                                    SCHEDULE

NOTE: FAILURE TO ATTAIN INTERIM MILESTONES AND SUBSTANTIAL COMPLETION BY THE APPLICABLE INTERIM MILESTONE DATES AND THE SCHEDULED SUBSTANTIAL COMPLETION DATE WILL SUBJECT DESIGN-BUILDER TO DELAY DAMAGE PROVISIONS.

                                    EXHIBIT 2

                        OWNER'S PERFORMANCE REQUIREMENTS

I.    GENERAL PROJECT SCOPE CRITERIA

THE MINIMUM PROJECT SCOPE AND SPECIFICATIONS LISTED IN EXHIBIT D TO THE STANDARD FORM OF PRELIMINARY AGREEMENT BETWEEN OWNER AND DESIGN-BUILDER TO WHICH THIS EXHIBIT A IS ATTACHED ARE AND SHALL BE INCORPORATED INTO THIS PART I OF EXHIBIT 2 BY REFERENCE.

II.   PROJECT PERFORMANCE GUARANTEE CRITERIA

THE MINIMUM PROJECT PERFORMANCE STANDARDS AND GUARANTEES LISTED IN EXHIBIT E TO THE STANDARD FORM OF PRELIMINARY AGREEMENT BETWEEN OWNER AND DESIGN-BUILDER TO WHICH THIS EXHIBIT A IS ATTACHED ARE AND SHALL BE INCORPORATED INTO THIS PART II OF EXHIBIT 2 BY REFERENCE.

NOTE: PERFORMANCE GUARANTEE SHORTFALLS WILL SUBJECT DESIGN-BUILDER TO PERFORMANCE DAMAGE PROVISIONS.

                                    EXHIBIT 3

                                PERFORMANCE TESTS

TO BE DEVELOPED

                                    EXHIBIT 4

                         PERFORMANCE LIQUIDATED DAMAGES

TO BE DEVELOPED

                                    EXHIBIT 5

                              DBIA DOCUMENT NO. 520
                            AS SIGNED BY THE PARTIES

                                    EXHIBIT 6

                            OWNER'S RESPONSIBILITIES

THE ITEMS SPECIFICALLY LISTED AS OWNER RESPONSIBILITY ON EXHIBIT C TO THE STANDARD FORM OF PRELIMINARY AGREEMENT BETWEEN OWNER AND DESIGN-BUILDER TO WHICH THIS EXHIBIT A IS ATTACHED ARE AND SHALL BE INCORPORATED INTO THIS PART I OF
EXHIBIT 2 BY REFERENCE.

      NOTE: DESIGN-BUILDER IS RESPONSIBLE FOR ALL ITEMS NOT SPECIFICALLY LISTED AS AN "OWNER RESPONSIBILITIES" ON EXHIBIT C, REGARDLESS OF WHETHER THE
      ITEM IS LISTED OR NOT ON THE EXHIBIT C PROJECT RESPONSIBILITY MATRIX.

                                    EXHIBIT B
                 FORM OF AGREEMENT (DBIA FORM 535, AS MODIFIED)

[DBIA DESIGN - BUILD INSTITUTE OF AMERICA LOGO]

                       STANDARD FORM OF GENERAL CONDITIONS
                  OF CONTRACT BETWEEN OWNER AND DESIGN-BUILDER
        THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES. CONSULTATION WITH
   AN ATTORNEY IS RECOMMENDED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.
================================================================================
                                TABLE OF CONTENTS

Article 1 General..............................................................2

Article 2 Design-Builder's Services and Responsibilities.......................3

Article 3 Owner's Services and Responsibilities................................7

Article 4 Hazardous Conditions and Differing Site Conditions...................8

Article 5 Insurance and Bonds..................................................9

Article 6 Payment.............................................................13

Article 7 Indemnification.....................................................16

Article 8 Time................................................................17

Article 9  Changes to the Contract Price and Time.............................17

Article 10 Contract Adjustments and Disputes..................................19

Article 11 Stop Work and Termination for Cause................................20

Article 12 Miscellaneous......................................................22

                                    ARTICLE 1
                                     GENERAL

        1.1     MUTUAL OBLIGATIONS

        1.1.1 Owner and Design-Builder commit at all times to cooperate fully with each other, and proceed on the basis of trust and good faith, to permit each party to realize the benefits afforded under the Contract Documents.

        1.2     BASIC DEFINITIONS

        1.2.1 AGREEMENT refers to the executed contract between Owner and Design-Builder under DBIA Document No. 525, STANDARD FORM OF AGREEMENT BETWEEN OWNER AND DESIGN-BUILDER / / / / LUMP SUM (1998 Edition) as revised by Owner, as revised by Owner. Terms defined in the Agreement have the same definition when used in these General Conditions unless defined differently in these General Conditions.

        1.2.2 DAY or DAYS shall mean calendar days unless otherwise specifically noted in the Contract Documents.

        1.2.3 DESIGN CONSULTANT is a qualified, licensed design professional who is not an employee of Design-Builder, but is retained by Design-Builder, or employed or retained by anyone under contract with Design-Builder or Subcontractor, to furnish design services required under the Contract Documents.

        1.2.4 HAZARDOUS CONDITIONS are any materials, wastes, substances and chemicals deemed to be hazardous under applicable Legal Requirements, or the handling, storage, remediation, or disposal of which are regulated by applicable Legal Requirements.

        1.2.5 General Conditions of Contract refer to this DBIA Document No. 535, Standard Form of General Conditions of Contract Between Owner and Design-Builder (1998 Edition), as revised herein.

        1.2.6 LEGAL REQUIREMENTS are all applicable federal, state and local laws, codes, ordinances, rules, regulations, orders and decrees of any government or quasi-government entity having jurisdiction over the Project or Site, the practices involved in the Project or Site, or any Work.

        1.2.7 OWNER'S PROJECT CRITERIA are developed by or for Owner to describe Owner's program requirements and objectives for the Project, including use, space, price, time, site and expandability requirements, as well as submittal requirements and other requirements governing Design-Builder's performance of the Work. Owner's Project Criteria may include conceptual documents, design criteria, performance requirements and other Project-specific technical materials and requirements.

        1.2.8   SITE is the land or premises on which the Project is located.

        1.2.9 SUBCONTRACTOR is any person or entity retained by Design-Builder as an independent contractor to perform a portion of the Work and shall include materialmen and suppliers.

        1.2.10 SUB-SUBCONTRACTOR is any person or entity retained by a Subcontractor as an independent contractor to perform any portion of a Subcontractor's Work and shall include materialmen and suppliers.

        1.2.11 SUBSTANTIAL COMPLETION is the date on which all of the following have been accomplished: (1) the Work, or an agreed upon portion of the Work, is sufficiently complete so that Owner can occupy and use the Project or, upon approval of Owner, a portion thereof for its intended purposes; (2) the Work is mechanically sound, designed, and constructed (all of which shall include initial installation of equipment, sub-assemblies and parts), non-operating adjustments, instrument calibrations, cold alignment checks, leak and pressure tests, motors bumped for rotation, and electrical continuity checks have been completed) and is ready for continuous operation and commissioning; (3) Design-Builder has obtained the certificate of occupancy; and (4) the Project is ready for start-up to produce ethanol (excluding those items in start-up which are the Owner's responsibility)

        1.2.12 WORK is comprised of all Design-Builder's design, construction and other services required by the Contract Documents, including procuring and furnishing all materials, equipment, services and labor reasonably inferable from the Contract Documents.

        1.3     OWNERSHIP AND USE OF DOCUMENTS

        1.3.1 All designs, drawings, specifications, documents, models, photographs (including negatives) electronic data and other work products of Design-Builder, including those prepared by Design Consultants, Subcontractors, and Sub-subcontractors, are instruments of service for this Project, whether or not the Project is completed, and are the property of Owner along with all copyrights therein. Design-Builder shall make all necessary arrangements in any contracts it has with the Architect or others to provide for such rights of Owner. Owner is entitled to possession of such work products upon completion, termination of the Project, or Owner's request, whichever occurs first. Design-Builder shall be required to provide all such instruments of service, including computer design electronic data to Owner upon request. Design-Builder shall be entitled to retain copies of all of such work product and to reuse individual details in subsequent work.

                                    ARTICLE 2
                 DESIGN-BUILDER'S SERVICES AND RESPONSIBILITIES

        2.1     GENERAL SERVICES

        2.1.1 Design-Builder's Representative shall be reasonably available to Owner and shall have the necessary expertise and experience required to supervise the Work. Design-Builder's Representative shall communicate regularly with Owner and shall be vested with the authority to act on behalf of Design-Builder. Design-Builder's Representative may be replaced only with the agreement of Owner. Owner shall have the authority to approve or disapprove members of Design-Builder's team (including all Design Consultants, Subcontractors, and employees) on the Project, and Design-Builder shall not use on this Project anyone disapproved of by Owner. Design-Builder shall provide Owner with reasonable advance written notice of any Design Consultants and Subcontractors Design-Builder proposes to use (and before using them or entering into any binding agreement with them). If Design-Builder recommends to Owner the use by Design-Builder of a specific Design Consultant or Subcontractor and that Design Consultant or Subcontractor is fully qualified to perform the recommended services and has submitted a proposal setting forth the proposed contract price in a manner capable of accurate determination and comparison with proposals of other Design Consultants or Subcontractors and in compliance with this Agreement, but Owner requires Design-Builder to use a different Design Consultant or Subcontractor, then Design-Builder may require that Design-Builder's Contract Price be adjusted by the difference between the proposal of the Design Consultant or Subcontractor recommended to Owner by Design-Builder (for the same portion of Work as proposed to be performed by the Design Consultant or Subcontractor recommended by the Design-Builder) and the fee of the Design Consultant or Subcontractor approved by Owner with whom Design-Builder actually enters into a contract.

        2.1.2 Design-Builder shall provide Owner with a monthly status report detailing the progress of the Work, including whether (i) the Work is proceeding according to schedule, (ii) discrepancies, conflicts, or ambiguities exist in the Contract Documents that require resolution, (iii) health and safety issues exist in connection with the Work, and (iv) other items require resolution so as not to jeopardize Design-Builder's ability to complete the Work for the Contract Price and within the Contract Time(s).

        2.1.3 Design-Builder shall prepare and submit, at least three (3)days prior to the meeting contemplated by Section 2.1.4 hereof, a schedule for the execution of the Work for Owner's review and response. The schedule shall indicate the dates for the start and completion of the various stages of Work, including the dates when Owner information and approvals are required to enable Design-Builder to achieve the Contract Time(s). The schedule shall be revised as required by conditions and progress of the Work, but such revisions shall not relieve Design-Builder of its obligations to complete the Work within the Contract Time(s), as such dates may be adjusted in accordance with the Contract Documents. Owner's review of and response to the schedule shall not be construed as relieving Design-Builder of its complete and exclusive control over the means, methods, sequences and techniques for executing the Work.

        2.1.4 The parties will meet within seven (7)days after execution of the Agreement to discuss issues affecting the administration of the Work and to implement the necessary procedures, including those relating to submittals and payment, to facilitate the ability of the parties to perform their obligations under the Contract Documents.

        2.1.5 Design-Builder agrees to cooperate at all times with Owner and any lender or assignee of Owner and their respective agents and representatives in performance of this Agreement. Design-Builder shall sign any document reasonably required by Owner in order to satisfy all lenders or investors in this Project.

        2.1.6 Owner may assign its interests to a lender or investor or purchaser of the Project at any time.

        2.2     DESIGN PROFESSIONAL SERVICES

        2.2.1 Design-Builder shall, consistent with applicable state licensing laws, provide through qualified, licensed architects, engineers, and other design professionals employed by Design-Builder, or procured from qualified, independent licensed Design Consultants, the necessary design services, including architectural, engineering and other design professional services, for the preparation of the required drawings, specifications and other design submittals to permit Design-Builder to complete the Work consistent with the Contract Documents. Nothing in the Contract Documents is intended or deemed to create any legal or contractual relationship between Owner and any Design Consultant, except that Design-Builder shall provide in its contracts with Design Consultants that Owner is an intended third party beneficiary of those contracts with the right to enforce them.

        2.3     STANDARD OF CARE FOR DESIGN PROFESSIONAL SERVICES

        2.3.1 The standard of care for all design professional services performed to execute the Work shall be the care and skill ordinarily used by members of the design profession practicing under similar conditions at the same time and locality of the Project. Notwithstanding the preceding sentence, if the parties agree upon specific performance standards for any aspect of the Work, which standards are as set forth in the Contract Documents, the design professional services shall be performed to achieve such standards.

        2.4     DESIGN DEVELOPMENT SERVICES

        2.4.1 Design-Builder shall provide to Owner at Owner's request any interim design submissions that Owner may wish to review, which interim design submissions may include design criteria, drawings, diagrams and specifications setting forth the Project requirements. On or about the time of the scheduled submissions, Design-Builder and Owner shall meet and confer about the submissions, with Design-Builder identifying during such meetings, among other things, the evolution of the design and any significant changes or deviations from the Contract Documents, or, if applicable, previously submitted design submissions. Minutes of the meetings will be maintained by Design-Builder and provided to all attendees for review. Following the design review meeting, Owner shall review and approve the interim design submissions in a time that is consistent with the turnaround times set forth in Design-Builder's schedule and agreed to by Owner.

        2.4.2 Design-Builder shall submit to Owner Construction Documents setting forth in detail drawings and specifications describing the requirements for construction of the Work. The Construction Documents shall meet the requirements of the Contract Documents and be consistent with the latest set of interim design submissions, as such submissions may have been modified in a design review meeting. The parties shall have a design review meeting to discuss, and Owner shall review and approve, the Construction Documents in accordance with the procedures set forth Section 2.4.1 above. Design-Builder shall proceed with construction in accordance with the approved Construction Documents and shall submit one set of approved Construction Documents to Owner prior to commencement of construction.

        2.4.3 Owner's review and approval of interim design submissions and the Construction Documents is for the purpose of mutually establishing a conformed set of Contract Documents compatible with the requirements of the Work. Neither Owner's review nor approval of any interim design submissions and Construction Documents shall be deemed to transfer any design liability from Design-Builder to Owner. Design-Builder shall not proceed with the construction of the Project until authorized by Owner to do so in writing.

        2.4.4 To the extent not prohibited by the Contract Documents or Legal Requirements, Design-Builder may prepare interim design submissions and Construction Documents for a portion of the Work to permit construction to proceed on that portion of the Work prior to completion of the Construction Documents for the entire Work.

        2.5     LEGAL REQUIREMENTS

        2.5.1 Design-Builder shall perform the Work in accordance with all legal requirements and prudent industry practices and shall provide all notices applicable to the Work as required by the Legal Requirements.

        2.6     GOVERNMENT APPROVALS AND PERMITS

        2.6.1 Except as identified in an Owner's Permit List attached as an exhibit to the Agreement, Design-Builder shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees required for the prosecution of the Work by any government or quasi-government entity having jurisdiction over the Project.

        2.6.2 Design-Builder shall provide reasonable assistance to Owner in obtaining those permits, approvals and licenses that are Owner's responsibility.

        2.7     DESIGN-BUILDER'S CONSTRUCTION PHASE SERVICES

        2.7.1 Unless otherwise clearly provided in the Contract Documents to be the responsibility of Owner or a separate contractor, Design-Builder shall provide through itself or Subcontractors the necessary supervision, labor, inspection, testing, start-up, material, equipment, machinery, temporary utilities and other temporary facilities to permit Design-Builder to complete construction of the Project consistent with the Contract Documents.

        2.7.2 Design-Builder shall perform all construction activities efficiently and with the requisite expertise, skill and competence to satisfy the requirements of the Contract Documents. Design-Builder shall at all times exercise complete and exclusive control over the means, methods, sequences and techniques of construction.

        2.7.3 Design-Builder shall employ only Subcontractors who are duly licensed and qualified to perform the Work consistent with the Contract Documents. Owner may object to Design-Builder's selection of any Subcontractor, as provided in Section 2.1.1.

                2.7.3.1 Design-Builder shall not use a subcontract agreement unless it is first approved by Owner. Design-Builder shall furnish Owner with copies of all subcontract agreements, including all documents incorporated therein by reference, before any Subcontractor may begin Work on the Project.

        2.7.4 Design-Builder assumes responsibility to Owner for the proper performance of the Work of Subcontractors and Design Consultants and any acts and omissions in connection with such performance. Nothing in the Contract Documents is intended or deemed to create any legal or contractual relationship between Owner and Design Consultant, any Subcontractor or Sub-Subcontractor.

        2.7.5 Design-Builder shall coordinate the activities of all Subcontractors. If Owner performs other work on the Project or at the Site with separate contractors under Owner's control, Design-Builder agrees to reasonably cooperate and coordinate its activities with those of such separate contractors so that the Project can be completed in an orderly and coordinated manner without unreasonable disruption.

        2.7.6 Design-Builder shall keep the Site reasonably free from debris, trash and construction wastes to permit Design-Builder to perform its construction services efficiently, safely and without interfering with the use of adjacent land areas. Upon Substantial Completion of the Work, or a portion of the Work, Design-Builder shall remove all debris, trash, construction wastes, materials, equipment, machinery and tools arising from the Work or applicable portions thereof to permit Owner to occupy the Project or a portion of the Project for its intended use. The Design-Builder shall provide the Project in clean condition.

        2.8     DESIGN-BUILDER'S RESPONSIBILITY FOR PROJECT SAFETY

        2.8.1 Design-Builder recognizes the importance of performing the Work in a safe manner so as to prevent damage, injury or loss to (i) all individuals at the Site, whether working or visiting, (ii) the Work, including materials and equipment incorporated into the Work or stored on-Site or off-Site, and (iii) all other property at the Site or adjacent thereto. Design-Builder assumes responsibility for implementing and monitoring all safety precautions and programs related to the performance of the Work. Design-Builder shall, prior to commencing construction, designate a Safety Representative with the necessary qualifications and experience to supervise the implementation and monitoring of all safety precautions and programs related to the Work. Unless otherwise required by the Contract Documents, Design-Builder's Safety Representative shall be an individual stationed at the Site who may have responsibilities on the Project in addition to safety. The Safety Representative shall make routine daily inspections of the Site and shall hold weekly safety meetings with Design-Builder's personnel, Subcontractors and others as applicable.

        2.8.2 Design-Builder and Subcontractors shall comply with all Legal Requirements relating to safety, as well as any Owner-specific safety requirements set forth in the Contract Documents, provided that such Owner-specific requirements do not violate any applicable Legal Requirement. Design-Builder will immediately report in writing any safety-related injury, loss, damage or accident arising from the Work to Owner's Representative and, to the extent mandated by Legal Requirements, to all government or quasi-government authorities having jurisdiction over safety-related matters involving the Project or the Work.

        2.8.3   Design-Builder's responsibility for safety under this
Section 2.8 is not intended in any way to relieve Subcontractors and Sub-Subcontractors of their own contractual and legal obligations and responsibility for (i) complying with all Legal Requirements, including those related to health and safety matters, and (ii) taking all necessary measures to implement and monitor all safety precautions and programs to guard against injury, losses, damages or accidents resulting from their performance of the Work.

        2.9     DESIGN-BUILDER'S WARRANTY

        2.9.1 Design-Builder warrants to Owner that the construction, including all materials and equipment furnished as part of the construction, shall be new unless otherwise specified in the Contract Documents, of good quality, in conformance with the Contract Documents, fit for their intended purpose, and free of defects in materials and workmanship. Design-Builder's warranty obligation excludes defects caused by abuse, alterations, or failure to maintain the Work by persons other than Design-Builder or anyone for whose acts Design-Builder may be liable.

Nothing in this warranty is intended to limit any manufacturer's warranty which provides Owner with greater warranty rights than set forth in this Section 2.9 or the Contract Documents. Design-Builder will provide Owner with all manufacturers' warranties upon Substantial Completion.

        2.10    CORRECTION OF DEFECTIVE WORK

        2.10.1 Design-Builder agrees to correct any Work that is found not to be in conformance with the Contract Documents, including that part of the Work subject to Section 2.9 hereof, within a period of one year from the date of Substantial Completion of the Work or any portion of the Work, or within such longer period to the extent required by the Contract Documents.

        2.10.2 Design-Builder shall, within two (2)days of receipt of written notice from Owner that the Work is not in conformance with the Contract Documents, take meaningful steps to commence correction of such nonconforming Work, including the correction, removal or replacement of the nonconforming Work and any damage caused to other parts of the Work affected by the nonconforming Work. If Design-Builder fails to commence the necessary steps within such two
(2) day period or to complete the necessary steps as soon as possible, Owner, in addition to any other remedies provided under the Contract Documents, may provide Design-Builder with written notice that Owner will commence correction of such nonconforming Work with its own forces. If Owner does perform such corrective Work, Design-Builder shall be responsible for all reasonable costs incurred by Owner in performing such correction. If the nonconforming Work creates an emergency requiring an immediate response, the two (2)day periods identified herein shall be deemed inapplicable and Design-Builder shall commence correction immediately..

        2.10.3 The one year period referenced in Section 2.10.1 above applies only to Design-Builder's obligation to correct nonconforming Work and is not intended to constitute a period of limitations for any other rights or remedies Owner may have regarding Design-Builder's other obligations under the Contract Documents.

        2.10.4 Prior to Substantial Completion, and as a condition to its approval by Owner, Design-Builder shall deliver the as-built drawings in redrawn sepias and specifications with four (4) additional paper copies, arranged in proper order, indexed, and certified as accurate to Owner. Prior to the application for Final Payment, Design-Builder shall provide any updated as-built drawings or specifications as may be required in the same manner and with the same number of copies. No review or receipt of such records by Owner shall be considered a waiver of any deviation from the Contract Documents nor in any way relieve Design-Builder from its responsibility to perform the Work in accordance with the Contract Documents.

        2.10.5 Design-Builder shall be responsible for collecting, identifying and collating the following materials, and shall deliver four (4) copies to Owner at least sixty (60) days prior to the date Design-Builder is required to achieve Substantial Completion: (1) complete equipment diagrams, operating instructions, maintenance manuals, parts lists, tests and balance reports, inspection reports, guarantees and warranties, as applicable, for each piece of fixed equipment furnished under this Agreement, together with specific information regarding manufacturer's name and address, nearest distributor, service representative's name, address, office phone number, make and model numbers, operating designs and characteristics, and the like. These materials shall be supplied in a ring binder, hard-cover books, properly indexed for easy reference (organized according to Construction Specifications Institute Masterformat); (2) name and address of all Subcontractors and Sub-Subcontractors (including equipment and material suppliers), together with their respective areas of work, materials, or equipment furnished; (3) complete operating instructions for each equipment system; (4) complete parts lists, together with recommended spare parts for each type and model of equipment installed; (5) complete list of all materials and equipment utilized, together with the respective location in the Work.

        2.10.6 Design-Builder shall perform the following as part of the commissioning process: (a) provide a team of fifteen (15) workers selected by Owner for up to forty-five days to make corrections, modifications, and adjustments as needed in the commissioning process; and (b) cooperate with Owner and provide information and technical support as requested by Owner.

                                    ARTICLE 3
                      OWNER'S SERVICES AND RESPONSIBILITIES

        3.1     DUTY TO COOPERATE

        3.1.1 Owner shall, throughout the performance of the Work, cooperate with Design-Builder and perform its responsibilities, obligations and services in a timely manner to facilitate Design-Builder's timely and efficient performance of the Work and so as not to delay or interfere with Design-Builder's performance of its obligations under the Contract Documents.

        3.1.2 Owner shall provide timely reviews and approvals of interim design submissions and Construction Documents consistent with the turnaround times set forth in Design-Builder's schedule approved by Owner.

        3.2     FURNISHING OF SERVICES AND INFORMATION

        3.2.1 Unless expressly stated to the contrary in the Contract Documents, Owner shall provide, at its own cost and expense, for Design-Builder's information and use the following:

                        .1        Surveys describing the property, boundaries,
                topography and reference points for use during construction, including existing service and utility lines;

                        .2        Geotechnical studies describing subsurface
                conditions, and other surveys describing other latent or concealed physical conditions at the Site;

                        .3        Temporary and permanent easements, zoning and
                other requirements and encumbrances affecting land use, or necessary to permit the proper design and construction of the Project and enable Design-Builder to perform the Work;

                        .4        A legal description of the Site;

                        .5        To the extent available, as-built and record
                drawings of any existing structures at the Site; and

                        .6        To the extent available, environmental
                studies, reports and impact statements describing the environmental conditions, including Hazardous Conditions, in existence at the Site.

                        .7        All information provided to Design-Builder by
                Owner under this Agreement shall remain the property of Owner and shall not be released by Design-Builder to any third party without the prior written consent of Owner, unless necessary to complete the Work or such release of information is required by the order of a court of competent jurisdiction.

        3.2.2 Owner is responsible for securing and executing any agreements with adjacent land or property owners that are necessary to meet Owner's representation as to property rights and access which Owner has. Design-Builder is responsible for securing and paying for any additional agreements, and licenses, and property rights needed to enable Design-Builder to perform the Work.

        3.3     FINANCIAL INFORMATION

        3.3.1 At Design-Builder's request, Owner shall promptly furnish reasonable evidence satisfactory to Design-Builder that Owner has adequate funds available and committed to fulfill all of Owner's contractual obligations under the Contract Documents. If Owner fails to furnish such financial information in a timely manner, Design-Builder may stop Work under Section 11.3 hereof or exercise any other right permitted under the Contract Documents.

        3.3.2 Design-Builder shall cooperate with the reasonable requirements of Owner's lenders or other financial sources.

        3.4     OWNER'S REPRESENTATIVE

        3.4.1 Owner's Representative shall be responsible for providing Owner-supplied information and approvals in a timely manner to permit Design-Builder to fulfill its obligations under the Contract Documents. Owner's Representative shall also provide Design-Builder with prompt notice if it observes any failure on the part of Design-Builder to fulfill its contractual obligations, including any errors, omissions or defects in the performance of the Work.

        3.5     GOVERNMENT APPROVALS AND PERMITS

        3.5.1 Owner shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees set forth in Owner's Permit List attached as an exhibit to the Agreement.

        3.5.2 Owner shall provide reasonable assistance to Design-Builder in obtaining those permits, approvals and licenses that are Design-Builder's responsibility.

        3.6     OWNER'S SEPARATE CONTRACTORS

        3.6.1 Owner is responsible for all work performed on the Project or at the Site by separate contractor under Owner's control. Owner shall contractually require its separate contractors to cooperate with, and coordinate their activities so as not to interfere with, Design-Builder in order to enable Design-Builder to timely complete the Work consistent with the Contract Documents.

                                    ARTICLE 4
               HAZARDOUS CONDITIONS AND DIFFERING SITE CONDITIONS

        4.1     HAZARDOUS CONDITIONS

        4.1.1 Unless otherwise expressly provided in the Contract Documents to be part of the Work, Design-Builder is not responsible for any Hazardous Conditions encountered at the Site. Upon encountering any Hazardous Conditions, Design-Builder will stop Work immediately in the affected area and duly notify Owner and, if required by Legal Requirements, all government or quasi-government entities with jurisdiction over the Project or Site.

        4.1.2 Upon receiving notice of the presence of suspected Hazardous Conditions, Owner shall take the necessary measures required to ensure that the Hazardous Conditions are remediated or rendered harmless. Such necessary measures shall include Owner retaining qualified independent experts to (i) ascertain whether Hazardous Conditions have actually been encountered, and, if they have been encountered, (ii) prescribe the remedial measures that Owner must take either to remove the Hazardous Conditions or render the Hazardous Conditions harmless.

        4.1.3 Design-Builder shall be obligated to resume Work at the affected area of the Project only after Owner's expert provides it with written certification that (i) the Hazardous Conditions have been removed or rendered harmless and (ii) all necessary approvals have been obtained from all government and quasi-government entities having jurisdiction over the Project or Site.

        4.1.4 Design-Builder will be entitled, in accordance with these General Conditions of Contract, to an adjustment in its Contract Price and/or Contract Time(s) to the extent Design-

Builder's cost and/or time of performance have been adversely impacted by the presence of Hazardous Conditions. Design-Builder shall not be entitled to any increase in the Contract Price or Contract Time(s) that Design-Builder would not be entitled to recover for a Change Order.

        4.1.5 To the fullest extent permitted by law, Owner shall indemnify, defend and hold harmless Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly for any of them, and their officers, directors, employees and agents, from and against any and all claims, losses, damages, liabilities and expenses, including attorneys' fees and expenses, arising out of or resulting from the presence, removal or remediation of Hazardous Conditions at the Site, except to the extent caused by Design-Builder's negligence, breach of the Agreement, or intentional acts.

        4.1.6 Notwithstanding the preceding provisions of this Section 4.1, Owner is not responsible for Hazardous Conditions introduced to the Site by Design-Builder, Subcontractors or anyone for whose acts they may be liable. Design-Builder shall indemnify, defend and hold harmless Owner and Owner's officers, directors, employees and agents from and against all claims, losses, damages, liabilities and expenses, including attorneys' fees and expenses, arising out of or resulting from those Hazardous Conditions introduced to the Site by Design-Builder, Subcontractors or anyone for whose acts they may be liable.

        4.2     DIFFERING SITE CONDITIONS

        4.2.1 Unknown concealed or latent physical conditions or subsurface conditions at the Site that (i) materially differ from the conditions indicated in the Contract Documents or (ii) are of an unusual nature, differing materially from the conditions ordinarily encountered and generally recognized as inherent in the Work are collectively referred to herein as "Differing Site Conditions." If Design-Builder encounters a Differing Site Condition, Owner or Design-Builder will be entitled to an adjustment in the Contract Price and/or Contract Time(s) to the extent Design-Builder's cost and/or time of performance are impacted by the Differing Site Condition but only for such cost and/or time that would be included in a Change Order. Design-Builder shall carefully document any such costs incurred and time lost and shall recover only for properly documented cost and time.

        4.2.2 Upon encountering a Differing Site Condition, Design-Builder shall provide prompt written notice to Owner of such condition, which notice shall not be later than fourteen (14)days after such condition has been encountered. Design-Builder shall, to the extent reasonably possible, provide such notice before the Differing Site Condition has been substantially disturbed or altered.

                                    ARTICLE 5
                               INSURANCE AND BONDS

        5.1     DESIGN-BUILDER'S INSURANCE REQUIREMENTS

        5.1.1 Design-Builder at its sole cost and expense is responsible for procuring and maintaining from insurance companies authorized to do business in the state in which the Project is located, and with a minimum rating set forth in the Agreement, the following insurance coverages for certain claims which may arise from or out of the performance of the Work and obligations under the Contract Documents:

                        .1        Coverage for claims arising under workers'
                compensation, disability and other similar employee benefit laws applicable to the Work;

                        .2        Coverage for claims by Design-Builder's
                employees for bodily injury, sickness, disease, or death;

                        .3        Coverage for claims by any person other than
                Design-Builder's employees for bodily injury, sickness, disease, or death;

                        .4        Coverage for usual personal injury liability
                claims for damages sustained by a person as a direct or indirect result of Design-Builder's employment of the person, or sustained by any other person;

                        .5        Coverage for claims for damages (other than
                to the Work) because of injury to or destruction of tangible property, including loss of use;

                        .6        Coverage for claims of damages because of
                personal injury or death, or property damage resulting from ownership, use and maintenance of any motor vehicle; and

                        .7        Coverage for contractual liability claims
                arising out of Design-Builder's obligations under

                        Section 7.4.1 hereof.

                        .8        Claims for errors or omissions relating to the
                design or design professional services.

        5.1.2 Design-Builder's liability insurance required by Section 5.1.1 above shall be written for the coverage amounts set forth in the Agreement and shall include completed operations insurance for the period of time set forth in the Agreement. Design-Builder shall provide its insurance from insurance companies with (i) a Best Insurance Reports rating of "A" or better and a financial size category of "IX" or higher, or (ii) if not rated by Best, a Standard &

Poor financial strength rating of "A" or higher, or (iii) other companies approved by Owner in writing signed by Owner and acknowledging that such insurance companies do not have the foregoing ratings.

        5.1.3   Design-Builder's liability insurance set forth in Sections
5.1.1.1 through 5.1.1.6 above shall specifically delete any design-build or similar exclusions that could compromise coverages because of the design-build delivery of the Project.

        5.1.4 Any professional liability insurance shall specifically delete any design-build or similar exclusions that could compromise coverages because of the design-build delivery of the Project. Such policies shall be provided to Owner prior to the commencement of any design services hereunder.

        5.1.5 Prior to commencing any Work hereunder, Design-Builder shall provide Owner with certificates evidencing that (i) all insurance obligations required by the Contract Documents are in full force and in effect and will remain in effect for the duration required by the Contract Documents and (ii) no insurance coverage will be canceled, allowed to expire, renewal refused, or materially changed unless at least thirty (30)days prior written notice is given to Owner.

        5.1.6 The insurance required by the Agreement shall be written for not less than limits of liability specified in the Agreement or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment. Coverage shall be on an "occurrence" basis, not an "accident" basis (except professional liability insurance coverage may be on a "claims made" basis if that insurance is not reasonably available on an "occurrence" basis). The insurance specified shall be considered as minimum requirements. Design-Builder is responsible for providing any additional insurance it deems necessary to protect its interest from other hazards or claims in excess of the minimum coverage. Design-Builder's minimum limits of liability are as follows:

        Workers' Compensation - State Statutory (Policy to include a waiver of subrogation in favor of Owner) Employer's Liability - Bodily injury by accident - $1,000,000 each accident; bodily injury by disease - $1,000,000 contract limit; bodily injury by disease - $1,000,000 each employee.
        Commercial General Liability - (including, without limitation, Premises Operations; Independent Contractors (let or sublet work); Contractual Liability; Products and Completed Operations; Explosion, Collapse and Underground ("XCU"); Broad Form Property Personal Injury and Advertising Liability (employment exclusion deleted); Incidental Medical Malpractice; Amendment of Pollution Exclusion-hostile fire; Cross-liability and severability of interests) Minimum Coverage $1,000,000 Combined Single Limit ("C.S.L.")
        Commercial Auto Coverage - $1,000,000 C.S.L. (This policy shall cover all Design-Builder furnished, owned, hired, and non-owned vehicles, including the loading or unloading thereof.) Umbrella Excess Liability - (following form on Employer's Liability, Commercial General Liability and Automobile Coverages). Minimum Coverage - $20,000,000 Minimum Limit of liability coverage.

        Professional Liability Insurance with a minimum single limit of $5,000,000 per claim insuring Design-Builder and all other persons for whose acts Design-Builder may be liable against any and all liabilities arising out of or relating to the negligent acts, errors, or omissions in connection with the carrying out of professional responsibilities relating to this Agreement. If the performance of the Work requires the use of any aircraft that is owned, leased, or chartered by Design-Builder or its Subcontractors or Sub-subcontractors, aircraft liability insurance with a $25,000,000 minimum limit per occurrence for property damage and bodily injury, including passengers and crew.
        The Design-Builder shall or shall cause all applicable Subcontractors to obtain Ocean Marine insurance covering shipments of equipment and materials, and shall provide evidence of such insurance to Owner prior to the shipment of any such equipment or materials. If Design-Builder or any of Design-Builder's Subcontractors intends to ship any equipment or materials by ocean marine, Design-Builder shall notify Owner thirty (30) days prior to shipping. At such time, Owner shall have the right and option to purchase Ocean Marine Insurance Coverage for such equipment and/or materials. In the event Owner exercises such right and option, Design-Builder or the applicable Subcontractor shall be relieved from its obligation to purchase the insurance coverage specified in the first sentence of this Section. Further, the Contract Price shall thereupon be reduced to reflect the savings realized by Design-Builder or by the applicable insurer or Subcontractor as a result of the cost savings which accrued to the Subcontractor by reason of release from the obligation to purchase ocean marine insurance coverage. Design-Builder shall exercise its best efforts in obtaining the best possible cost savings from such Subcontractors in the event Owner exercises the preceding right and option.

        5.1.7 Design-Builder shall include Owner and its lenders as additional insureds under Design-Builder's insurance except Worker's Compensation and Professional Liability Insurance by using ISO form 2010 (1986). With respect to all insureds, including all additional insureds, Design-Builder's insurance shall be primary and non-contributing with respect to any insurance carried by or otherwise available to Owner or its lenders. Design-Builder's insurance shall provide that for all insureds, including all additional Insureds, cross-liability and severability of interests shall exist for all coverages provided thereunder. Design-Builder's insurance policies must all provide a waiver of subrogation endorsement in favor of Owner and its lenders.

        5.1.8 Approval of the insurance by Owner shall not relieve or decrease the liability of Design-Builder. Owner does not in any way represent that the insurance or the limits of insurance specified in these articles are sufficient or adequate to protect Design-Builder's interests or liabilities, but are minimums.

        5.1.9 Design-Builder's Contractual Liability Insurance shall cover the Design-Builder's obligations under this Agreement.

        5.1.10 In the event Design-Builder fails to procure or maintain any insurance coverage required under this Agreement, Owner may purchase such coverage and deduct the cost thereof from the Contract Price.

        5.1.11 Compliance by Design-Builder with the insurance requirements herein shall not relieve it from liability for amounts in excess of the limits of insurance.

        5.1.12 Where special or unusual hazards peculiar to the Project are foreseeable, Design-Builder shall take such steps as are necessary to insure against the hazards and be responsible for any damage, including water, which results from the occurrence of the hazards in connection with the Project.

        5.1.13 If any government agency or body requires special coverage for Work on or adjacent to public streets or property, Design-Builder shall comply with and provide such insurance, endorsements, or extensions as may be required.

        5.1.14 Design-Builder shall require all Design Consultants, to purchase and maintain insurance satisfactory to Owner and to provide Owner with such evidence of that coverage as Owner may require, including certificates of insurance. At a minimum, the Design Consultants shall carry, and shall require each of their consultants to carry, the following insurance: (a) Worker's compensation insurance covering all persons employed or retained by them or their consultants in connection with the Project with statutory coverage limits;
(b) Professional liability insurance for the Project written on a claims made basis with limits of liability in amounts not less than two million dollars ($2,000,000.00) per claim and not less than two million dollars ($2,000,000.00) aggregate insuring against any and all liabilities arising out of or in connection with the negligent acts, errors, or omissions of any of the foregoing in connection with the carrying out of their professional responsibilities for the Project; (c) Commercial general liability insurance written on an "occurrence basis" with coverage of not less than two million dollars ($2,000,000.00) for any single occurrence and of not less than two million dollars ($2,000,000.00) aggregate; (d) Valuable papers insurance written on an all risks basis insuring for the benefit of Design-Builder and Owner all plans, designs, drawings, specifications, and documents produced or used under this Agreement by Design-Builder or any of its consultants in a total amount of not less than one hundred thousand dollars ($100,000.00).

        5.1.15 Design-Builder shall maintain all required insurance with responsible insurance carriers licensed and admitted to do business in the state where the Project is located.

        5.1.16 Design-Builder shall not allow insurance required by this Agreement to lapse, be canceled, non-renewed, or changed until the Work is completed or such later date as may be required by this Agreement. Design-Builder shall deliver to Owner a Certificate of Insurance, or if required by Owner, certified copies of all insurance policies relating to design professionals. The Certificate must be submitted on the standard ACORD form and must include confirmation that all of the required coverages are provided, including additional insureds. Coverages included and excluded from commercial general liability policies must be stated. In the event of cancellation, change, non-renewal, or expiration, thirty (30) days written notice shall be given to Owner and Design-Builder by the insurance company or companies. Each policy of insurance and Certificate of Insurance shall contain the clause "In the event of cancellation, change, non-renewal, or expiration of the policy or of any change in the policy of any nature, thirty (30) days advance written notice will be sent to Owner and Design-Builder" and shall be validated by an authorized representative of the insurer.

        5.1.17 Insurance policies required by this Agreement shall be kept in full force and effect for the following periods: (a) Commercial general liability insurance shall be kept in full force and effect until receipt of final payment by Design-Builder; (b) Valuable papers insurance shall be kept in full force and effect until final delivery of all documents to which reference is made in the Contract Documents; (c) Worker's compensation insurance shall be kept in force until receipt of final payment by Design-Builder hereunder; and
(d) Professional liability insurance shall be kept in force for six years after final completion of the Project.

        5.1.18 If Design-Builder should fail to effect and keep in force the insurance for which it is responsible, Owner may effect and keep in force any such insurance, and pay such premiums as may be necessary for that purpose, and from time to time deduct the amount so paid by Owner from any amounts due or which may become due under this Agreement, or submit a written invoice for reimbursement by Design-Builder, which shall be paid by Design-Builder within thirty (30) days.

        5.2     OWNER'S LIABILITY INSURANCE

        5.2.1 Owner shall procure and maintain from insurance companies authorized to do business in the state in which the Project is located such liability insurance to protect Owner from claims which may arise from the performance of Owner's obligations under the Contract Documents or Owner's conduct during the course of the Project.

        5.3     OWNER'S PROPERTY INSURANCE

        5.3.1 Unless otherwise provided in the Contract Documents, Owner shall procure and maintain from insurance companies authorized to do business in the state in which the Project is located property insurance upon the entire Project to the full insurable value of the Project, including professional fees, overtime premiums and all other expenses incurred to replace or repair the insured property. The property insurance obtained by Owner shall protect the interests of Owner, Design-Builder, Design Consultants performing Work at the Site, Subcontractors and Sub-Subcontractors, and shall insure against the perils of fire and extended coverage, theft, vandalism, malicious mischief, collapse, flood, earthquake, debris removal and other perils or causes of loss as called for in the Contract Documents. The coverage of the property insurance provided by Owner will not include physical loss or damage to machinery, tools or equipment owned, rented, leased, or used by Design-Builder or its Subcontractors, Sub-subcontractors, or their employees or agents or Work away from the Site, including materials and equipment in transit and Design-Builder is responsible for providing insurance for such property.

        5.3.2 Unless the Contract Documents provide otherwise, Owner shall procure and maintain boiler and machinery insurance that will include the interests of Owner, Design-Builder, Design Consultants, Subcontractors and Sub-subcontractors.

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

        5.3.3 Prior to Design-Builder commencing any Work, Owner shall provide Design-Builder with certificates evidencing that (i) all Owner's insurance obligations required by Section 5.3.1 are in full force and in effect and will remain in effect until Design-Builder has completed all of the Work and has received final payment from Owner and (ii) no insurance coverage will be canceled, renewal refused, or materially changed unless at least thirty (30) days prior written notice is given to Design-Builder. Owner's property insurance shall not lapse or be canceled if Owner occupies a portion of the Work pursuant to Section 6.6.3 hereof. Owner shall provide Design-Builder with the necessary endorsements from the insurance company prior to occupying a portion of the Work.

        5.3.4 Any loss covered under Owner's property insurance shall be adjusted with Owner and made payable to Owner as trustee for the insureds as their interests may appear, subject to any applicable mortgage clause. All insurance proceeds received as a result of any loss will be placed in a separate account and distributed in accordance with such agreement as the interested parties may reach. Any disagreement concerning the distribution of any proceeds will be resolved in accordance with Article 10 hereof.

        5.3.5 Owner and Design-Builder waive against each other and Owner's separate contractors, Design Consultants, Subcontractors, agents and employees of each and all of them, all damages covered by property insurance provided herein, except such rights as they may have to the proceeds of such insurance. Design-Builder and Owner shall, where appropriate, require similar waivers of subrogation from Owner's separate contractors, Design Consultants and Subcontractors and shall require each of them to include similar waivers in their contracts.

        5.4     BONDS AND OTHER PERFORMANCE SECURITY

PERFORMANCE BOND AND PAYMENT BOND

        5.4.1 At its sole cost and expense, Design-Builder shall furnish a Performance Bond and Labor and Material Payment Bond in form and substance satisfactory to Owner in its sole judgment and without limitation, complying with the following specific requirements:

                5.4.1.1 Bond shall be executed by a surety, licensed in the State of Illinois, with a rating of no less than A/XII in the BEST'S INSURANCE GUIDE, and shall remain in effect for a period of not less than two (2) years following the date of Substantial Completion or the time required to resolve any items of incomplete Work and the payment of any disputed amounts, whichever time period is longer.

                5.4.1.2 The Performance Bond and the Labor and Material Payment Bond shall each be in amount equal to the Contract Sum and all subsequent increases.

                5.4.1.3 Design-Builder shall require the attorney in fact who executes the required bonds on behalf of the Surety to affix thereto a certified and current copy of his power of attorney indicating the monetary limit of such power.

                5.4.1.4 Every Bond must display the surety's bond number. A rider including the following provisions shall be attached to each bond:

                                  (i)     The Surety hereby agrees that it
                        consents to and waives notice of any addition, alteration, omission, change, or other modifications of the Contract Documents. Any addition, alteration, change, extension of time, or other modification of the Contract Documents, or a forbearance on the part of either Owner or Design-Builder to the other, shall not release the Surety of its obligations hereunder, and notice to the Surety of such matters is hereby waived; and

                                  (ii) The Surety agrees that it is obligated under the bonds to any successor, grantee, or assignee of Owner.

        5.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Agreement, Design-Builder shall promptly furnish a copy of the bonds or shall permit a copy to be made.

        5.4.3 Design-Builder shall keep the surety informed of the progress of the Work and, where necessary, obtain the surety's consent to, or waiver of, (i) notice of changes in the Work; (ii) request for reduction or release of retention; (iii) request for final payment; and (iv) any other item required by the surety. Owner shall be notified by Design-Builder, in writing, of all communications with the surety. Owner may, in Owner's sole discretion, inform the surety of the progress of the Work and obtain consents as necessary to protect Owner's rights, interests, privileges, and benefits under and pursuant to any bond issued in connection with the Work.

                                    ARTICLE 6
                                     PAYMENT

        6.1     SCHEDULE OF VALUES

        6.1.1 Within ten (10)days of execution of the Agreement, Design-Builder shall submit for Owner's review and approval a schedule of values for all of the Work supported by such information to substantiate its accuracy as Owner may require. The Schedule of Values will (i) subdivide the Work into its respective parts and be in such form and detail as Owner may require, (ii) include values for all items comprising the Work and (iii) serve as the basis for monthly progress payments made to Design-Builder throughout the Work. The schedule of values shall be balanced and shall not be front-end loaded.

        6.2     MONTHLY PROGRESS PAYMENTS

        6.2.1 On or before the date established in the Agreement, Design-Builder shall submit for Owner's review and approval its Application for Payment requesting payment for all Work performed as of the date of the Application for Payment. The Application for Payment shall be accompanied by all supporting documentation required by the Contract Documents and/or established at the meeting required by Section 2.1.4 hereof. The Application for Payment shall include such other documentation as may be required by Owner's lenders.

        6.2.2 The Application for Payment may request payment for equipment and materials not yet incorporated into the Project, provided that (i) Owner is satisfied that the equipment and materials are suitably stored at either the Site (or another acceptable location if approved in writing in advance by Owner), (ii) the equipment and materials are protected by suitable insurance and
(iii) upon payment, Owner will receive the equipment and materials free and clear of all liens and encumbrances.

        6.2.3 The Application for Payment shall constitute Design-Builder's representation that the Work has been performed consistent with the Contract Documents, has progressed to the point indicated in the Application for Payment, and that title to all Work will pass to Owner free and clear of all claims, liens, encumbrances, and security interests upon the incorporation of the Work into the Project, or upon Design-Builder's receipt of payment, whichever occurs earlier.

        6.2.4 If required by Owner, the Application for Payment shall be sworn to as accurate and notarized and supported by such data substantiating Design-Builder's right to payment as Owner may require, such as copies of requisitions from Subcontractor, and reflecting retainage. Applications for Payment shall be submitted on AIA Documents G702 and G703 or other forms approved by Owner. On each Application for Payment, Design-Builder shall certify that Design-Builder has paid all bills and Subcontractors and Design Consultants for all Work for which payment has been made to Design-Builder by Owner; and if partial payment has been made by Design-Builder, then Design-Builder shall identify payments made to Subcontractors and Design Consultants. Each Application for Payment shall include a sworn statement by Design-Builder duly signed and notarized listing all Subcontractors and Design Consultants and their respective scopes of Work, contract prices, and payments made to them to the date of the end of the time period covered by the Application for Payment. If requested by Owner, Design-Builder shall provide lien waivers for itself for the current Application for Payment and for Subcontractors, Sub-subcontractors, and Design Consultants for the previous Application for Payments before Design-Builder has earned or has the right to receive any payment. All lien waivers shall be provided in the form required by Owner. With the Final Application for Payment, Design-Builder shall furnish final lien waivers to Owner for all Work furnished by Design-Builder, Subcontractors, Sub-subcontractors, Design Consultants, and other persons furnishing labor or materials for the Work, as a precondition to Final Payment. This Section shall not limit other obligations of Design-Builder contained elsewhere to provide lien waivers.

        6.2.5 Application for Payment shall not include requests for payment for portions of the Work for which Design-Builder does not intend to pay a Design Consultant or Subcontractor within thirty (30) days, unless such Work has been performed by others whom Design-Builder intends to pay within thirty (30) days.

        6.3     WITHHOLDING OF PAYMENTS

        6.3.1 Provided Design-Builder has properly submitted the Application for Payment with all required documentation, on or before the date established in the Agreement, Owner shall pay Design-Builder all amounts properly due. Owner may withhold payment in whole or in part to the extent reasonably necessary to protect Owner. If Owner determines that Design-Builder is not entitled to all or part of an Application for Payment, it will notify Design-Builder in writing at least five (5)days prior to the date payment is due. The notice shall indicate the specific amounts Owner intends to withhold, the reasons and contractual basis for the withholding, and the specific measures Design-Builder must take to rectify Owner's concerns. Design-Builder and Owner will attempt to resolve Owner's concerns prior to the date payment is due. If the parties cannot resolve such concerns, Design-Builder may pursue its rights under the Contract Documents, including those under Article 10 hereof.

        6.3.2 Provided Design-Builder has properly submitted the Application for Payment with required documentation and subject to Owner's rights to withhold, Owner shall pay Design-Builder all undisputed amounts in an Application for Payment within the times required by the Agreement.

        6.3.3 The Payment, Certificate of Substantial Completion, partial or entire use or occupancy of the Project by Owner, shall not constitute acceptance of Work not in accordance with the Contract Documents or a waiver of any of Owner's rights or remedies.

        6.4     RIGHT TO STOP WORK AND INTEREST

        6.4.1 If Owner fails to pay Design-Builder any amount that becomes due, Design-Builder, in addition to all other remedies provided in the Contract Documents, may stop Work pursuant to Section 11.3 hereof. All payments due and unpaid shall bear interest at the rate set forth in the Agreement.

        6.5     DESIGN-BUILDER'S PAYMENT OBLIGATIONS

        6.5.1 Design-Builder shall pay Design Consultants and Subcontractors, in accordance with its contractual obligations to such parties, all the amounts Design-Builder has received from Owner on account of their work. Design-Builder will impose similar requirements on Design Consultants and Subcontractors to pay those parties with whom they have contracted. Design-Builder will indemnify and defend Owner against any claims for payment and mechanic's liens as set forth in
Section 7.3 hereof.

        6.6     SUBSTANTIAL COMPLETION

        6.6.1 Design-Builder shall notify Owner when it believes the Work, or to the extent permitted in the Contract Documents, a portion of the Work, is substantially complete and, with or before such notice, shall provide Owner a draft list of items of Work that have to be completed before final payment. Owner may add items to this list. Within five
(5)days of Owner's receipt of Design-Builder's notice, Owner and Design-Builder will jointly inspect such Work to verify that it is substantially complete in accordance with the requirements of the Contract Documents. If such Work is substantially complete, Owner shall prepare and issue a Certificate of Substantial Completion that will set forth (i) the date of Substantial Completion of the Work or portion thereof, (ii) the remaining items of Work that have to be completed before final payment(omissions of an item from the list shall not be a waiver of the right to have such items of Work done or an admission that it was done), (iii) provisions (to the extent not already provided in the Contract Documents) establishing Owner's and Design-Builder's responsibility for the Project's security, maintenance, utilities and insurance pending final payment and (iv) an acknowledgment that warranties commence to run on the date of Substantial Completion, except as may otherwise be noted in the Certificate of Substantial Completion.

        6.6.2 Upon Substantial Completion of the entire Work or, if applicable, any portion of the Work, Owner shall release to Design-Builder all retained amounts relating, as applicable, to the entire Work or completed portion of the Work, less an amount equal to 150% of the reasonable value of all remaining or incomplete items of Work as noted in the Certificate of Substantial Completion or as later identified plus such other amounts as may be reasonably necessary to protect Owner.

        6.6.3 Owner, at its option, may use a portion of the Work which has been determined to be substantially complete, provided, however, that (i) a Certificate of Substantial Completion has been issued for the portion of Work addressing the items set forth in Section 6.6.1 above, (ii) Design-Builder and Owner have obtained the consent of their sureties and insurers, and to the extent applicable, the appropriate government authorities having jurisdiction over the Project, and (iii) Owner's use or occupancy will not significantly interfere with Design-Builder's completion of the remaining Work.

        6.7     FINAL PAYMENT

        6.7.1 After receipt of a proper Final Application for Payment from Design-Builder including all required documentation and submissions, Owner shall make final payment by the time required in the Agreement, provided that Design-Builder has completed all of the Work in conformance with the Contract Documents.

        6.7.2 At the time of submission of its Final Application for Payment, Design-Builder shall provide the following information:

                        .1        all required lien waivers and an affidavit
                that there are no claims, obligations or liens outstanding or unsatisfied for labor, services, material, equipment, taxes or other items performed, furnished or incurred for or in connection with the Work which will in any way affect Owner's interests;

                        .2        a general release executed by Design-Builder
                waiving, upon receipt of final payment by Design-Builder, all claims, except those claims previously made in writing to Owner and remaining unsettled at the time of final payment;

                        .3        consent of Design-Builder's surety, if any,
                to final payment;

                        .4        all operating manuals, warranties and other
                deliverables required by the Contract Documents; and

                        .5        certificates of insurance confirming that
                required coverages will remain in effect consistent with the requirements of the Contract Documents.

                                    ARTICLE 7
                                 INDEMNIFICATION

        7.1     PATENT AND COPYRIGHT INFRINGEMENT

        7.1.1 Design-Builder shall pay all royalties and license fees, assign such rights to Owner and provide Owner copies of such licenses and assignments at Owner's request and in a form reasonably satisfactory to Owner. Design-Builder shall defend with attorneys acceptable to Owner any action or proceeding brought against Owner based on any claim that the Work, or any part thereof, or the operation or use of the Work or any part thereof, constitutes infringement or improper use of any United States patent or copyright, now or hereafter issued, or other proprietary right. Owner shall give prompt written notice to Design-Builder of any such action or proceeding and will reasonably provide authority, information and assistance in the defense of same. Design-Builder shall indemnify and hold harmless Owner from and against all damages and costs, including but not limited to multiple damages, punitive or exemplary damages, attorneys' fees and expenses awarded against Owner or Design-Builder in any such action or proceeding. Design-Builder agrees to keep Owner informed of all developments in the defense of such actions or proceedings and to allow Owner to attend and observe any such actions or proceedings.

        7.1.2 If Owner is enjoined from the operation or use of the Work, or any part thereof, as the result of any patent or copyright suit, claim, or proceeding, Design-Builder shall at its sole expense take reasonable steps to procure the right to operate or use the Work. If Design-Builder cannot so procure such right within a reasonable time, Design-Builder shall promptly, at Design-Builder's option and at Design-Builder's expense, (i) modify the Work so as to avoid infringement of any such patent or copyright or (ii) replace said Work with Work that does not infringe or violate any such patent or copyright.

        7.1.3 Sections 7.1.1 and 7.1.2 above shall not be applicable to any suit, claim or proceeding based on infringement or violation of a patent or copyright (i) relating solely to a particular process or product of a particular manufacturer specified by Owner and not offered or recommended by Design-Builder to Owner or (ii) arising from modifications to the Work by Owner or its agents after acceptance of the Work. However, if Design-Builder has reason to believe the specified process or product or modifications to the Work by Owner is an infringement or violation of a patent or copyright, Sections 7.1.1 and 7.1.2 above shall remain applicable notwithstanding the foregoing, unless Design Builder promptly furnished such information to Owner.

        7.1.4 The obligations set forth in this Section 7.1 shall constitute the sole agreement between the parties relating to liability for infringement of violation of any patent or copyright.

        7.2     TAX CLAIM INDEMNIFICATION

        7.2.1 If, in accordance with Owner's direction, an exemption for all or part of the Work is claimed for taxes, Owner shall indemnify, defend and hold harmless Design-Builder from and against any liability, penalty, interest, fine, tax assessment, attorneys' fees or other expenses or costs incurred by Design-Builder as a result of any action taken by Design-Builder in accordance with Owner's directive.

        7.3     PAYMENT CLAIM INDEMNIFICATION

        7.3.1 To the fullest extent permitted by law and without limiting any other indemnification obligations of Design-Builder, Design-Builder shall indemnify and defend Owner, its officers, directors, assigns, lenders, agents, and employees from any claims, liens, charges (including attorneys' fees) or encumbrances (including but not limited to mechanic's and materialmen's liens or bond claims) arising out of or in connection with the performance of the Work except to the extent caused by the uncured failure of Owner to make payment when required by the Contract Documents. Owner shall be entitled to recover from Design-Builder all costs and expenses incurred in enforcing this Agreement, including attorneys' fees. Upon request of Owner, Design-Builder shall within 60 days remove any liens filed against Owner or its property. If Design-Builder fails to do so, Owner is authorized by Design-Builder to remove or satisfy any such liens, and Design-Builder shall pay to Owner all costs and damages incurred by Owner to do so, including attorneys' fees.

        7.4     DESIGN-BUILDER'S GENERAL INDEMNIFICATION

        7.4.1 Design-Builder, to the fullest extent permitted by law, shall indemnify, hold harmless and defend with attorneys acceptable to Owner, Owner, its lenders, officers, directors, employees and agents from and against claims, losses, damages, liabilities, including attorneys' fees and expenses, for bodily injury, sickness, disease, or death, and property damage or destruction (other than to the Work itself) to the extent resulting from the negligent acts or omissions of Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable. This Section shall not be construed to negate, abridge, or reduce other rights or obligations of defense and indemnity which would otherwise exist.

        7.4.2 If an employee of Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable has a claim against Owner, its lenders, officers, directors, employees, or agents, Design-Builder's indemnity obligation set forth in Section 7.4.1 above shall not be limited by any limitation on the amount of damages, compensation or benefits payable by or for Design-Builder, Design Consultants, Subcontractors, or other entity under any employee benefit acts, including workers' compensation or disability acts.

        7.5     ACCESS TO BOOKS AND RECORDS.

        Owner shall at all times have the right to inspect and copy the books and records (however kept) of Design-Builder for verification of work done, payments due, amounts claimed, obligations owed Subcontractors, Design Consultants or any other aspect of Design-Builder's obligations. Design-Builder shall keep books and records adequate to support its costs and charges, to comply with generally accepted accounting principles, and to evidence compliance with the Contract Documents. At Owner's request, Design-Builder shall promptly provide evidence satisfactory to Owner of Design-Builder's compliance with the Contract Documents.

                                    ARTICLE 8
                                      TIME

        8.1     OBLIGATION TO ACHIEVE THE CONTRACT TIMES

        8.1.1 Design-Builder agrees that it will commence performance of the Work and achieve the Contract Time(s) in accordance with Article 5 of the Agreement.

        8.2     DELAYS TO THE WORK

        8.2.1 If Design-Builder is delayed in the performance of the Work due to acts, omissions, conditions, events, or circumstances beyond its control and due to no fault of its own or those for whom Design-Builder is responsible, the Contract Time(s) for performance shall be reasonably extended by Change Order. By way of example, events that will entitle Design-Builder to an extension of the Contract Time(s) include acts or omissions of Owner or anyone under Owner's control (including separate contractors), changes in the Work, Differing Site Conditions, Hazardous Conditions, wars, floods, labor disputes not directed at Design-Builder or its Subcontractors or Sub-subcontractors, unusual delay in transportation, epidemics abroad, earthquakes, adverse weather conditions not reasonably anticipated, and other acts of God.

        8.2.2 In addition to Design-Builder's right to a time extension for those events set forth in Section 8.2.1 above, Design-Builder shall also be entitled to an appropriate adjustment of the Contract Price for direct costs for delays caused by Owner provided, however, that the Contract Price shall not be adjusted for those events set forth in Section 8.2.1 above that are beyond the control of Owner, including the events of war, floods, labor disputes, delays in transportation, earthquakes, epidemics, adverse weather conditions not reasonably anticipated, and other acts of God.

                                    ARTICLE 9
                     CHANGES TO THE CONTRACT PRICE AND TIME

        9.1     CHANGE ORDERS

        9.1.1 A Change Order is a written instrument issued after execution of the Agreement signed by Owner and Design-Builder, stating their agreement upon all of the following:

                        .1        The scope of the change in the Work;

                        .2        The amount of the adjustment to the Contract
                Price(If the Change Order is silent as to the amount of the adjustment to the Contract Price, then the Contract Price shall be deemed to be unchanged by the Change Order.); and

                        .3        The extent of the adjustment to the Contract
                Time(s). If the Change Order is silent as to the adjustments to the Contract Time(s), then the Contract Time(s) shall be deemed to be unchanged by the Change Order.

        9.1.2 All changes in the Work authorized by applicable Change Order shall be performed under the applicable conditions of the Contract Documents. Owner and Design-Builder shall negotiate in good faith and as expeditiously as possible the appropriate adjustments for such changes.

        9.1.3 If Owner requests a proposal for a change in the Work from Design-Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse Design-Builder for reasonable costs incurred for estimating services, design services and services involved in the preparation of proposed revisions to the Contract Documents, but not to exceed $2,000 per request unless authorized by Owner in writing to exceed this limit.

        9.2     WORK CHANGE DIRECTIVES

        9.2.1 Owner has the right to order changes in the Work at any time within the general scope of the Contract Documents. A Work Change Directive is a written order prepared and signed by Owner, directing a change in the Work prior to agreement on an adjustment in the Contract Price and/or the Contract Time(s).

        9.2.2 Owner and Design-Builder shall negotiate in good faith and as expeditiously as possible the appropriate adjustments for the Work Change Directive. Upon reaching an agreement, the parties shall prepare and execute an appropriate Change Order reflecting the terms of the agreement.

        9.3     MINOR CHANGES IN THE WORK

        9.3.1 Minor changes in the Work do not involve an adjustment in the Contract Price and/or Contract Time(s) and do not materially and adversely affect the Work, including the design, quality, performance and workmanship required by the Contract Documents. Design-Builder may make minor changes in the Work consistent with the intent and requirements of the Contract Documents, but only if approved by Owner in writing, Design-Builder shall promptly inform Owner, in writing, of any such changes and record such changes on the documents maintained by Design-Builder.

        9.4     CONTRACT PRICE ADJUSTMENTS

        9.4.1 The increase or decrease in Contract Price resulting from a change in the Work shall be determined by one or more of the following methods:

                        .1        unit prices set forth in the Agreement or as
                subsequently agreed to between the parties;

                        .2        a mutually accepted, lump sum, properly
                itemized and supported by sufficient substantiating data to permit evaluation by Owner;

                        .3        costs, fees and any other markups set forth
                in the Agreement; and

                        .4        if an increase or decrease cannot be agreed to
                as set forth in items .1 through .3 above and Owner issues a Work Change Directive, the cost of the change of the Work shall be determined by the reasonable expense and savings in the performance of the Work resulting from the change, including a reasonable overhead and profit, as may be set forth in the Agreement. Design-Builder shall maintain a documented, itemized accounting evidencing the expenses and savings associated with such changes.

        9.4.2 If unit prices are set forth in the Contract Documents or are subsequently agreed to by the parties, but application of such unit prices will cause substantial inequity to Owner or Design-Builder because of differences in the character or quantity of such unit items as originally contemplated, such unit prices shall be equitably adjusted.

        9.4.3 If Owner and Design-Builder disagree upon whether Design-Builder is entitled to be paid for any services required by Owner, or if there are any other disagreements over the scope of Work or proposed changes to the Work, Owner and Design-Builder shall resolve the disagreement pursuant to Article 10 hereof. As part of the negotiation process, Design-Builder shall furnish Owner with a good faith estimate of the costs to perform the disputed services in accordance with Owner's interpretations.

        9.5     EMERGENCIES

        9.5.1 In any emergency affecting the safety of persons and/or property, Design-Builder shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the Contract Price and/or Contract Time(s) to which Design-Builder is entitled under other provisions of the Contract Documents on account of emergency work shall be determined as provided in this
Article 9.

                                   ARTICLE 10
                        CONTRACT ADJUSTMENTS AND DISPUTES

        10.1    REQUESTS FOR CONTRACT ADJUSTMENTS AND RELIEF

        10.1.1 If either Design-Builder or Owner believes that it is entitled to relief against the other for any event arising out of or related to the Work or Project, such party shall provide written notice to the other party of the basis for its claim for relief. Such notice shall, if possible, be made prior to incurring any cost or expense and in accordance with any specific notice requirements contained in applicable sections of these General Conditions of Contract. In the absence of any specific notice requirement, written notice shall be given within a reasonable time, not to exceed twenty- one (21)days, after the occurrence giving rise to the claim for relief or after the claiming party reasonably should have recognized the event or condition giving rise to the request, whichever is later. Such notice shall include sufficient information to advise the other party of the circumstances giving rise to the claim for relief, the specific contractual adjustment or relief requested and the basis of such request. Design-Builder specifically waives the right to make any claims not made in the required manner within the time required by this
Section 10.1.1.

        10.2    DISPUTE AVOIDANCE AND RESOLUTION

        10.2.1 The parties are fully committed to working with each other throughout the Project and agree to communicate regularly with each other at all times so as to avoid or minimize disputes or disagreements. If disputes or disagreements do arise, Design-Builder and Owner each commit to resolving such disputes or disagreements in an amicable, professional and expeditious manner so as to avoid unnecessary losses, delays and disruptions to the Work.

        10.2.2 Design-Builder and Owner will first attempt to resolve disputes or disagreements at the field level through discussions between Design-Builder's Representative and Owner's Representative.

        10.2.3 If a dispute or disagreement cannot be resolved through Design-Builder's Representative and Owner's Representative, Design-Builder's Senior Representative and Owner's Senior Representative, upon the request of either party, shall meet as soon as conveniently possible, but in no case later than thirty (30)days after such a request is made, to attempt to resolve such dispute or disagreement. Prior to any meetings between the Senior Representatives, the parties will exchange relevant information that will assist the parties in resolving their dispute or disagreement.

        10.3    ARBITRATION

        10.3.1 Any claims, disputes or controversies between the parties arising out of or relating to the Agreement, or the breach thereof, which have not been resolved in accordance with the procedures set forth in Section 10.2 above shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the AAA then in effect, unless the parties mutually agree otherwise. The arbitration proceedings shall be held in the location designated by Owner.

        10.3.2 The award of the arbitrator(s) shall be final and binding upon the parties without the right of appeal to the courts. Judgment may be entered upon it in accordance with applicable law by any court having jurisdiction thereof.

        10.3.3 Design-Builder and Owner expressly agree that any arbitration pursuant to this Section 10.3 may be joined or consolidated with any arbitration involving any other person or entity (i) necessary to resolve the claim, dispute or controversy, or (ii) substantially involved in or affected by such claim, dispute or controversy. Both Design-Builder and Owner will include appropriate provisions in all contracts they execute with other parties in connection with the Project to require such joinder or consolidation.

        10.3.4 The prevailing party in any arbitration, or any other final, binding dispute proceeding upon which the parties may agree, shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party.

        10.4    DUTY TO CONTINUE PERFORMANCE

        10.4.1 Unless provided to the contrary in the Contract Documents, Design-Builder shall continue to perform the Work and Owner shall continue to satisfy its payment obligations to Design-Builder, pending the final resolution of any dispute or disagreement between Design-Builder and Owner.

        10.5    CONSEQUENTIAL DAMAGES

        10.5.1 Notwithstanding anything herein to the contrary (except as set forth in section 10.5.2 below), neither design-builder nor owner shall be liable to the other for any consequential losses or damages, whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing.

        10.5.2 The consequential damages limitation set forth in Section 10.5.1 above is not intended to affect the payment of liquidated damages, if any, set forth in the Agreement, which both parties recognize has been established, in part, to reimburse Owner for some damages that might otherwise be deemed to be consequential.

                                   ARTICLE 11
                       STOP WORK AND TERMINATION FOR CAUSE

        11.1    OWNER'S RIGHT TO STOP WORK

        11.1.1 Owner may, without cause and for its convenience, order Design-Builder in writing to stop and suspend the Work. Such suspension shall not exceed ninety (90)consecutive days or aggregate more than one hundred fifty
(150)days during the duration of the Project.

        11.1.2 Design-Builder is entitled to seek an adjustment of the Contract Price and/or Contract Time(s) if its cost or time to perform the Work has been adversely impacted by any suspension of stoppage of work by Owner not resulting from the fault of Design-Builder.

        11.2    Owner's Right to Perform and Terminate for Cause

        11.2.1 If Design-Builder (i) persistently fails to provide a sufficient number of skilled workers, (ii) fails to supply the materials required by the Contract Documents, (iii) fails to comply with applicable Legal Requirements,
(iv) fails to timely pay, without cause, Design Consultants or Subcontractors,
(v) fails to prosecute the Work with promptness and diligence to ensure that the Work is completed by the Contract Time(s), as such times may be adjusted, or
(vi) fails to perform other material obligations under the Contract Documents, then Owner, in addition to any other rights and remedies provided in the Contract Documents or by law, shall have the rights set forth in Sections 11.2.2 and 11.2.3 below.

        11.2.2 Upon the occurrence of an event set forth in Section 11.2.1 above, Owner may provide written notice to Design-Builder that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7)days of Design-Builder's receipt of such notice. If Design-Builder fails to cure, or reasonably commence to cure, such problem then Owner may give a second written notice to Design-Builder declaring the Agreement terminated for default.

        11.2.3  Upon declaring the Agreement terminated pursuant to Section
11.2.2 above, Owner may enter upon the premises and take possession, for the purpose of completing the Work, of all materials, equipment, scaffolds, tools, appliances and other items thereon, which have been purchased or provided for the performance of the Work, all of which Design-Builder hereby transfers, assigns and sets over to Owner for such purpose, and to employ any person or persons to complete the Work and provide all of the required labor, services, materials, equipment and other items. In the event of such termination, Design-Builder shall not be entitled to receive any further payments under the Contract Documents until the Work shall be finally completed in accordance with the Contract Documents. At such time, if the unpaid balance of the Contract Price for Work performed prior to its default exceeds the cost and expense incurred by Owner in completing the Work, such excess shall be paid by Owner to Design-Builder. Design-Builder will only be entitled to be paid for Work performed prior to its default. If Owner's cost and expense of completing the Work exceeds the unpaid balance of the Contract Price, then Design-Builder shall be obligated to pay the difference to Owner. Such costs and expense shall include not only the cost of completing the Work, but also losses, damages, costs and expense, including attorneys' fees and expenses, incurred by Owner in connection with the reprocurement and defense of claims arising from Design-Builder's default, subject to the waiver of consequential damages set forth in Section 10.5 hereof.

        11.2.4 If Owner improperly terminates the Agreement for cause, the termination for cause will be converted to a termination for convenience in accordance with the provisions of Article 8 of the Agreement.

        11.3    DESIGN-BUILDER'S RIGHT TO STOP WORK

        11.3.1 Design-Builder may, in addition to any other rights afforded under the Contract Documents or at law, stop work for the following reasons:

                        .1        Owner's failure to provide financial
                assurances as required under Section 3.3 hereof; or

                        .2        Owner's failure to pay amounts properly due
                under Design-Builder's Application for Payment.

        11.3.2 Should any of the events set forth in Section 11.3.1 above occur, Design-Builder has the right to provide Owner with written notice that Design-Builder will stop work unless said event is cured within seven (7)days from Owner's receipt of Design-Builder's notice. If Owner does not cure the problem within such seven (7)day period, Design-Builder may stop work. In such case, Design-Builder shall be entitled to make a claim for adjustment to the Contract Price and Contract Time(s) to the extent it has been adversely impacted by such stoppage.

        11.3.3  ASSIGNMENTS UPON TERMINATION

                11.3.3.1 Upon any termination by either party, to the extent Owner elects to take legal assignment of contracts and purchase orders (including rental agreements) (and Design-Builder hereby grants to Owner the right to do so), Design-Builder shall execute and deliver all such documents and take all such actions as Owner may require for the purpose of fully vesting Owner with the rights and benefits of Design-Builder under such contracts and purchase orders. Design-Builder, and not Owner, shall remain liable for all obligations under those contracts and purchase orders preceding the later of the date of termination or the effective date of the assignment. The effective date of the assignment shall be the date designated by Owner as the effective date of the assignment.

        11.4    DESIGN-BUILDER'S RIGHT TO TERMINATE FOR CAUSE

        11.4.1 Design-Builder, in addition to any other rights and remedies provided in the Contract Documents or by law, may terminate the Agreement for cause for the following reasons:

                        .1        The Work has been stopped for ninety
                (90)consecutive days, or more than one hundred fifty (150)days during the duration of the Project, because of court order, any government authority having jurisdiction over the Work, or orders by Owner under Section 11.1.1 hereof, provided that such stoppages are not due to the acts or omissions of Design-Builder or anyone for whose acts Design-Builder may be responsible.

                        .2        Owner's failure to provide Design-Builder
                with any information, permits or approvals that are Owner's responsibility under the Contract Documents which result in the Work being stopped for ninety (90)consecutive days, or more than one hundred fifty (150)days during the duration of the Project, even though Owner has not ordered Design-Builder in writing to stop and suspend the Work pursuant to Section 11.1.1 hereof.

                        .3        Owner's failure to cure the problems set
                forth in Section 11.3.1 above after Design-Builder has stopped the Work.

        11.4.2 Upon the occurrence of an event set forth in Section 11.4.1 above, Design-Builder may provide written notice to Owner that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7)days of Owner's receipt of such notice. If Owner fails to cure, or reasonably commence to cure, such problem, then Design-Builder may give a second written notice to Owner of its intent to terminate within an additional seven (7)day period. If Owner, within such second seven (7)day period, fails to cure, or reasonably commence to cure, such problem, then Design-Builder may declare the Agreement terminated for default by providing written notice to Owner of such declaration. In such case, Design-Builder shall be entitled to recover in the same manner as if Owner had terminated the Agreement for its convenience under Article 8 of the Agreement.

        11.5    BANKRUPTCY OF OWNER OR DESIGN-BUILDER

        11.5.1 If either Owner or Design-Builder institutes or has instituted against it a case under the United States Bankruptcy Code (such party being referred to as the "Bankrupt Party"), such event may impair or frustrate the Bankrupt Party's ability to perform its obligations under the Contract Documents. Accordingly, should such event occur:

                        .1        The Bankrupt Party, its trustee or other
                successor, shall furnish, upon request of the non-Bankrupt Party, adequate assurance of the ability of the Bankrupt Party to perform all future material obligations under the Contract Documents, which assurances shall be provided within ten
                (10)days after receiving notice of the request; and

                        .2        The Bankrupt Party shall file an appropriate
                action within the bankruptcy court to seek assumption or rejection of the Agreement within sixty (60)days of the institution of the bankruptcy filing and shall diligently prosecute such action.

If the Bankrupt Party fails to comply with its foregoing obligations, the non-Bankrupt Party shall be entitled to request the bankruptcy court to reject the Agreement, declare the Agreement terminated and pursue any other recourse available to the non-Bankrupt Party under this Article 11.

        11.5.2 The rights and remedies under Section 11.5.1 above shall not be deemed to limit the ability of the non-Bankrupt Party to seek any other rights and remedies provided by the Contract Documents or by law, including its ability to seek relief from any automatic stays under the United States Bankruptcy Code or the right of Design-Builder to stop Work under any applicable provision of these General Conditions of Contract.

                                   ARTICLE 12
                                  MISCELLANEOUS

        12.1    ASSIGNMENT

        12.1.1 The Design-Builder shall not, without the written consent of Owner, transfer or sublet any portion or part of the Work or the obligations required by the Contract Documents.

        12.2    SUCCESSORSHIP

        12.2.1 Design-Builder and Owner intend that the provisions of the Contract Documents are binding upon the parties, their employees, agents, heirs, successors and assigns.

        12.3    GOVERNING LAW

        12.3.1 The Agreement and all Contract Documents shall be governed by the laws of the place of the Project, without giving effect to its conflict of law principles.

        12.4    SEVERABILITY

        12.4.1 If any provision or any part of a provision of the Contract Documents shall be finally determined to be superseded, invalid, illegal, or otherwise unenforceable pursuant to any applicable Legal Requirements, such determination shall not impair or otherwise affect the validity, legality, or enforceability of the remaining provision or parts of the provision of the Contract Documents, which shall remain in full force and effect as if the unenforceable provision or part were deleted.

        12.5    NO WAIVER

        12.5.1 The failure of either Design-Builder or Owner to insist, in any one or more instances, on the performance of any of the obligations required by the other under the Contract Documents shall not be construed as a waiver or relinquishment of such obligation or right with respect to future performance.

        12.6    HEADINGS

        12.6.1 The headings used in these General Conditions of Contract, or any other Contract Document, are for ease of reference only and shall not in any way be construed to limit or alter the meaning of any provision.

        12.7    NOTICE

        12.7.1 Whenever the Contract Documents require that notice be provided to the other party, notice will be deemed to have been validly given (i) if delivered in person to the individual intended to receive such notice, (ii) four
(4) days after being sent by registered or certified mail, postage prepaid to the address indicated in the Agreement or (iii) if transmitted by facsimile, by the time stated in a machine generated confirmation that notice was received at the facsimile number of the intended recipient.

        12.8    AMENDMENTS

        12.8.1 The Contract Documents may not be changed, altered, or amended in any way except in writing signed by a duly authorized representative of each party.

                                    EXHIBIT C
                          PROJECT RESPONSIBILITY MATRIX

        ==================================================================

        Note: This EXHIBIT C identifies the party responsible for items in connection with the Project. Except for those items specifically identified as an Owner responsibility item on this EXHIBIT C, Design-Builder (or "DB" in this Exhibit) shall be responsible for all items to design and construct the Project and the entire Work at the Contract Price.

        ==================================================================

SECTION                 DESCRIPTION                                    OWNER     DB    NOTES
----------------------  ---------------------------------------------  --------  ----  -------------------------------
PHASE 1:                Feasibility Studies                            X
PROJECT                 Letter of Intent for Design Build Firm         X

DEVELOPMENT:            Site Selection:
                         Surveys, Topo, Geotech, Prepare Land
                         Purchase Option                               X         X     DB to provide tech assistance

PRE-FUNDING &           Business Plan                                  X
PRE-OPERATIONS          Develop/Finalize Plant Specification           X         X     DB to provide tech assistance
                        Develop EPC Contract                           X         X
                        Finalize Debt Structure                        X

                        Environmental Assessments & Permits            X         X     DB to provide tech assistance
                        Business Licenses                              X
                        Preclosing & Closing Costs

ENGINEERING & PROJ      Process Technology License Fees                          X
MANAGEMENT              Fuel Ethanol Process Design                              X
                        Mechanical & Piping Design                               X
                        Civil, Structural & Architectural Design                 X
                        Electrical & Instrumentation Design                      X
                        Procurement Administration                               X
                        Project & Site Management                                X
                        Field Engineering                                        X
                        Startup & Commissioning                        X         X     See footnote 1
                        Construction Permitting                                  X

SITE                    Land Acquisition                               X
                        Rail Spur Tie-in                               X
                        Rail Spur (within battery limits)              X
                        Internal Roads                                 X         X     DB will maintain and finish
                                                                                       pave
                        Site Preparation (prepare for work)            X         X     DB to provide tech assistance
                         General Site Work (excavation, grading,                 X
                         erosion control)
                        Security Fence                                           X

SECTION                 DESCRIPTION                                    OWNER     DB    NOTES
----------------------  ---------------------------------------------  --------  ----  -------------------------------
ETHANOL PLANT           Grain Receiving, Handling & Storage                      X
                        Starch Conversion                                        X
                        Fermentation                                             X
                        Distillation                                             X
                        Dehydration                                              X
                        Fuel Alcohol Storage & Loadout                           X
                        Stillage Processing                                      X
                        Evaporation                                              X
                        Drying                                                   X
                        DDGS Storage & Loadout                                   X
                        CIP & Auxiliary Systems                                  X
                        Chemical & Enzyme Storage                                X
                        Water Treatment                                          X     $75,000 allowance
                        Emission Control Equipment                               X     Thermal Oxidizer, ultra low
                                                                                       NOx burners, vapor recovery
                                                                                       system

CO(2) PLANT             Plant to purify and liquefy CO2 from EtOH
                        fermentation                                   X

UTILITIES &             Steam Generation & Distribution                          X
BUILDING SERVICES        Cooling Tower & Cooling Water
                         Distribution                                            X
                        Plant Air & Instrument Air System                        X
                        Electrical Service Connection & Substation     X
                        Electrical Distribution (within battery                  X     Transformers may be provided
                        limits)                                                        by third parties, which will
                                                                                       result in credit to Owner.

                        Natural Gas Connection                         X
                        Natural Gas Distribution (within battery                 X
                        limits)
                        Municipal Sewer Connection                     X               May not be necessary
                        Lift Station & Site Sewer Lines                          X
                        On-Site Wastewater Treatment                             X
                        Municipal Water Connection                     X
                        Fire Protection System (electric fire pump
                        with enclosure along with water intake
                        structure, fireloop, foam monitors and
                        portable foam system (Adkins design is
                        baseline design))                                        X     Subject to final underwriting
                         Boiler & Cooling Twr. Water Treatment
                        Chemicals                                      X
                        Telecommunication Lines to Perimeter           X

SECTION                 DESCRIPTION                                    OWNER     DB    NOTES
----------------------- ---------------------------------------------- --------- ----- -------------------------------
MISCELLANEOUS           Administration Building/Parking                X
                        Office Equipment & Furniture                   X

                        Control Room with Furniture & computers        X         X     DB computers only-contrm
                        Laboratory Fixtures                                      X     Cabinets, countertops, sinks,
                                                                                       plumbing, etc.
                        Laboratory Furniture & equipment               X               Desks, chairs, file cabinets
                        Maintenance Equipment                          X
                        Spare Parts Inventory                          X
                        Chemicals, Enzymes, Denaturant Inventory       X
                        Feedstock Inventory                            X
                         Rolling Stock (pickup, payloader, skidloader,
                         etc.)                                         X

                         Preproduction Operating Expenses              X
                         (salaries, training, etc.)
                        Safety equipment                               X
                        Freight for all equipment                                X
                        Sales Tax                                      X
                        Builders Risk Insurance                        X
                        Winter Construction                            X         X     See Footnote 2

----------

(1) Owner to receive minimally $100,000 credit from GreenWay. DB will be required to provide technical support for training and commissioning. In addition, DB will be required to provide a swat team during the commissioning period to correct deficiencies identified during the start-up process. The swat team will consist of craft people, hand picked by Owner, primarily from the pipe fitter, pipe welder and electrical trades.

(2) Owner will be responsible for the cost of building, erecting and removing temporary shelters, based on a mutually agreeable unit price. Owner will be responsible for the cost of propane for temporary heat. Owner will be responsible for incremental concrete costs; e.g. hot water, high/early mix, etc. DB responsible for all other.

ATTACHMENT                          EXHIBIT C
                               REGULATORY PERMITS

                                                       RESPONSIBILITY
                                                       FOR OBTAINING      ASSISTANCE IN
NO.       TYPE OF APPLICATION/PERMIT                   PERMIT             PREPARATION      NOTES
--------  -------------------------------------------  -----------------  ---------------  ---------------------------
1         Wetland Replacement Plan Application         Owner                DB             To provide tech assistance

2         Septic Tank & Drain Field Permit             DB

3         CC & P Railroad                              Owner

4         Archeological survey                         Owner

5         Highway Access Permit                        Owner

6         Building Permits                             DB
          Mechanical                                   DB
          Electrical                                   DB
          Structures                                   DB

7         Construction Air Permit                      Owner                DB             To provide tech assistance

8         Illinois Dept. of Transportation             Owner

9         NPDES Stormwater Permit                      Owner                DB             180 days prior to
                                                                                           discharge.  Drainage and
                                                                                           pond construction by owner

10        NPDES Wastewater Permit                      Owner                DB             Blowdown to pond must be
                                                                                           applied for 180 days
                                                                                           prior to discharge.  A
                                                                                           land application permit
                                                                                           is required for land
                                                                                           spreading of stillage

11        NPDS Construction Activities Permit          Owner                DB

12        Fire Protection                              DB

13        Above Ground Storage Tank Permit             DB

14        Well application & Permit                    DB                                  May not be required

15        J.U.L.I.E. - Joint Utility Locating          DB
          Information for Underground Excavators

                                    EXHIBIT D
                    MINIMUM PROJECT SCOPE AND SPECIFICATIONS

     =======================================================================

     Note: Except for those items listed as an Owner Responsibility item on EXHIBIT C, Design-Builder is responsible for all items to design and construct the Project and the entire Work at the Contract Price.

     =======================================================================

The Project shall meet the following minimum scope and specification criteria:

1.      Plant Capacity/Design Criteria

        a. The Ethanol Plant shall be a new, dry mill fuel grade ethanol plant, with a nameplate capacity of 50 MMGPY of denatured fuel grade ethanol minimally meeting ASTM 4806 specifications
        b. The design criteria shall be minimally 110% of the nameplate capacity in all areas of the Ethanol Plant except for utilities or as otherwise stated on this Exhibit D
        c. The Ethanol Plant shall include the following items to accommodate expansion of capacity of Ethanol Plant to 100 MMGPY: higher building height (of at least 3') to accommodate an additional level in the main pipe rack; site layout will show expanded plant as dotted lines.

2.      Grain Storage

        a. Allow for ten (10) days grain storage, assuming the plant is running at 120% of nameplate capacity. (Reference here and below to "capacity" and "nameplate capacity" means the annual production capacity guaranteed by Design-Builder.); 600,000 bushels total storage.
        b. GSI Steel Bins, with sloped concrete foundations; two (2) 300,000 Bushel Bins, plus one (1) 5,000 Bushel Surge Bin.

3.      Grain Receiving

        a. Allow for simultaneous rail car and truck unloading including scales; rail unloading pit will hold 700 bushels and dual truck unloading pits will hold 450 bushels each.
        b.      Two 15,000 Bu/hr Drag Conveyors.
        c.      Two 15,000 Bu/hr Legs.

4.      Cook

        a.      All pipe and tank construction to be of 304 stainless steel.
        b.      Ability to CIP Mash Coolers without shutting down cook system.

5.      Fermentation

        a.      All pipe and tank construction to be of 304 stainless steel.
        b. Fermenter capacity; minimum three (3) tanks at 800,000 gallons each.
        c.      Individual Fermentation Coolers.
        d.      Top mounted agitation in Fermentation tanks.
        e.      Beerwell capacity is 1,000,000 gallons.
        f.      CIP system.
        g. Enzyme Tank capacity; 3 tanks of _____ gallons capable of receiving Bulk Delivery of ALPHA Amalase, Gluco Amalase and Sulfuric Acid.
        h.      Yeast propagation capacity.

6.      Distillation and Evaporation

        a.      Distillation columns constructed of 304 SS.
        b.      Ability to run Distillation when Mole Sieve is shut down.
        c.      CIP System to clean heat exchangers and Beer column.
        d.      Evaporators constructed of stainless steel.
        e. Evaporator sized so 1 effect can be taken offline at all times to be cleaned without plant downtime or reduction in plant production.
        f. Pumps and Effects sized to handle high solid syrup, 35% to 40%, and to minimize fouling rates.

7.      Dryer Section

        a.      Equipment made of stainless steel.
        b.      Ability to run dryer and split the Wet Cake stream.
        c. Centrifuge capacity; five (5) centrifuges - building space for 6th centrifuge.
        d. Install BACT so plant can run at full capacity and remain a synthetic minor, which shall include thermal oxidizer, ultra low NOx burners in TO and driers.

8.      Utilities

        a. Softening equipment sized in accordance with water quality and make up requirements for cooling tower and boiler. $75,000 water allowance will be adequate based on following water quality:

                i. Total hardness of less than 12 grains per gallon and less than 420 mg/L of TDS; and

                ii.     Iron content of .5 mg/L or less.

        b.      Steam System sized to run 120% capacity.
        c. Cooling tower and Chiller sized to run 120% capacity during the summer months.

9.      Ethanol Storage and Load-Out

        a.      Allow for ten (10) days ethanol storage in the tank farm; two
                (2) tanks at 750,000 gallons each; total 1.5 million gallons.

        b.      Allow for simultaneous load-out of rail cars and trucks.
        c.      Allow for two denaturant storage tanks, each 60,000 gallons for total of 120,000 gallons of storage in the tank farm.
        d.      Allow for minimum one (1) day production in 200 proof day tanks
                - 360,000 gallons total.
        e. Allow for two 190 proof tanks, each 50,000 gallons for a total of 100,000 gallons of storage in the tank farm.
        f.      Vapor Recovery System will be to thermal oxidizer.

10.     DDG Storage

        a.      Allow for seven (7) days storage in DDGS Building. Building size
                - 150' x 150' x 20' eave height.
        b. Install truck and rail loading equipment; capable of load-out rates of: 30 min. to load rate car, and 15 min. to load truck.
        c.      Install adequate DWG pad for three (3) days DWG production.

11.     Maintenance and Spare Parts Inventory

        a.      Allow for plant maintenance area.
        b.      Allow for spare parts inventory area.
        c.      6,000 square foot separate building.

12.     Control System

        a.      DCS System placed in dust free, climate-controlled environment.
        b. High performance control valves constructed of materials compatible with all process streams.

13.     Key Protection and Safeguard Requirements

        a.      Distillation, Dehydration and Evaporation (DDE) Building.

                i. Special electrical equipment in the DDE Building, (Class I Division I, Group D near the distillation columns and Class I, Division 2, Group D beyond).
                ii. Ventilation is needed in the DDE Building at a rate of 1 cfm/sq.ft. of floor area taking suction within 12 inches of the floor.
                iii. The Control Room should be isolated and cut-off from the DDE Building.
                iv.     Containment curbing is needed for the DDE Building.
                v. Static bonding/grounding, emergency pressure relief for the process columns, failsafe process interlocks, properly arranged steam supply for the process.

        b.      Finished Product and Denaturant (Gasoline) Storage Tanks

                i.      Diking for the Largest tank.
                ii.     Emergency venting of the tanks.

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                iii.    Flammable liquid pumping interlocks.
                iv. These should be located safely away from the plant buildings so they do not expose the buildings to damage should they be involved in a fire.

        c.      Rail / Truck Load Out Area

                i. Containment to prevent a spill from exposing nearby buildings.
                ii. Pumping interlocks to prevent a large uncontrolled spill.
                iii.    Static grounding/bonding.
                iv.     Special electrical equipment (Class I, Division I, Group
                        B).

        d.      Distillers Dried Grains and Solubles Area (DDGS)

                i. Special electrical equipment in grain handling areas (Class II, Division I).

                ii. Magnetic separator located at truck dump hoppers and ahead of the hammermills.

                iii. Provide belt alignment switches for conveyors to shut down if improperly tracking.

                iv. Explosion venting for any dust collectors. Preferably, any dust collectors should be located outside and not recirculate the air stream back into the buildings.

                v. The rotary dryer should have adequately arranged fuel-burner combustion safety controls including high temperature limit switches.

                vi. Exterior elevator legs are preferred. Tunnels should be avoided.

        e.      General Features

                i.      Noncombustible building construction.
                ii. Reliable fire protection water supply with fire hydrants.
                iii.    Monitored fire protection/detection alarm systems.

14. Best Available Control Technology - As used in this Agreement, best available control technology will mean:

        The Project and the entire Work will utilize best available control technology ("BACT"), as of the date of this Agreement, to allow the plant to remain a minor synthetic source in compliance with its permits and otherwise in compliance with applicable federal, state and local environmental laws, which items using BACT shall include a thermal oxidizer, ultra low NOx burners for the thermal oxidizer and driers, baghouses as required, vapor recovery system in the ethanol load-out area, and paving of roads at the site. In addition to the foregoing specific list of items using BACT, the parties will mutually agree upon the additional items using BACT to allow plant to remain a minor synthetic source in compliance with its permits and otherwise in compliance with applicable federal, state and local environmental laws, based on recommendation and advice of Design - Builder, ICM and GreenWay.

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                                    EXHIBIT E
                  PERFORMANCE STANDARDS AND GUARANTEES CRITERIA

The Project and the entire Work shall meet or exceed the following Performance Standards and Guarantees Criteria:

1.      Project Output

        a. The Ethanol Plant shall operate at a rate of and produce no less than 50 Million Gallons Per Year (MMGPY) of denatured fuel grade ethanol.

2.      Ethanol Conversion

        a.      The Ethanol Plant shall convert corn to ethanol at no less than
                2.81 gallons of denatured fuel grade ethanol per bushel of # 2 Yellow dent corn (56 pounds test weight).

3.      Energy Consumption

        a. Natural gas consumption shall not exceed 37,000 BTU per denatured gallon of fuel grade ethanol.

        b. Electrical consumption shall not exceed 1.0 kW per denatured gallon of fuel grade ethanol.

4.      Emission Standards

        a. The Project and the entire Work must use best available control technology as defined in EXHIBIT D to meet, and the Project and the entire Work must meet, all EPA and state emission standards to maintain synthetic minor status and to ensure compliance with air permit.

5.      Performance Tests

        a. The Ethanol Plant will have to run at or near design rate for a period of seven (7) days before the Performance Test is initiated. The Performance Test will be performed at over three
                (3) days. Design-Builder will provide Owner with a minimum two-day notice of intent to begin the Performance Test.

NOTE: Performance Guarantee shortfalls will subject Design-Builder to performance damages provisions and other Owner remedies, as mutually agreed upon by Owner and Design - Builder in the Preliminary Agreement and the other Contract Documents.